================================================================================

                            ASSET PURCHASE AGREEMENT

                                  by and among

                            MISSISSIPPI POTASH, INC.

                                       and

                               EDDY POTASH, INC.,

                      as Debtors-in-Possession and Sellers,

                                       and

                             INTREPID MINING NM LLC,

                                       and

                                 HB POTASH LLC,

                                    as Buyers

                                November 26, 2003

================================================================================

                                TABLE OF CONTENTS

SECTION 1.    DEFINITIONS......................................................1

SECTION 2.    PURCHASE OF TRANSFERRED ASSETS AND ASSUMPTION OF
              LIABILITIES.....................................................15

     2.1   Transferred Assets.................................................15
     2.2   Liabilities........................................................16
     2.3   Excluded Assets....................................................17

SECTION 3.    ESCROW ACCOUNTS AND PURCHASE PRICE..............................17

     3.1   Escrow Accounts....................................................17
     3.2   The Purchase Price and Allocation..................................18
     3.3   Payment of the Closing Purchase Price..............................19
     3.4   Adjustment Amount..................................................20
     3.5   Prorations as of the Closing Date..................................22

SECTION 4.    CLOSING.........................................................23

     4.1   Closing Date.......................................................23
     4.2   Closing Deliveries.................................................23

SECTION 5.    SELLERS' REPRESENTATIONS AND WARRANTIES.........................25

     5.1   Authorization for Agreement and Consent............................25
     5.2   Organization of Sellers............................................25
     5.3   Consents and Approvals.............................................26
     5.4   No Violations......................................................26
     5.5   No Default.........................................................26
     5.6   Real Property......................................................27
     5.7   Title to Tangible Property.........................................27
     5.8   Permits and Environmental Permits..................................28
     5.9   Litigation.........................................................28
     5.10  No Finder's Fee....................................................28
     5.11  Financial Statements...............................................28
     5.12  Legal Compliance...................................................29
     5.13  Environmental......................................................29
     5.14  Taxes..............................................................29
     5.15  Employee Matters...................................................30
     5.16  Intellectual Property..............................................30
     5.17  Contracts and Cure Amounts.........................................31
     5.18  No Changes; Conduct of Business....................................31
     5.19  Water Rights.......................................................32

SECTION 6.    REPRESENTATIONS AND WARRANTIES OF BUYER.........................32

     6.1   Authorization for Agreement and Consents...........................32

     6.2   Organization.......................................................32
     6.3   No Violation.......................................................32
     6.4   Finder's Fees......................................................32
     6.5   No Litigation......................................................32
     6.6   No Financing Contingency...........................................32
     6.7   Informed Purchaser.................................................33

SECTION 7.    COVENANTS.......................................................33

     7.1   Sellers' Chapter 11 Bankruptcy Case................................33
     7.2   Access.............................................................33
     7.3   HSR Act............................................................34
     7.4   Consents...........................................................34
     7.5   Conduct of the Business Pending Closing............................34
     7.6   Public Announcements...............................................35
     7.7   Financial Statements...............................................35
     7.8   Proceeds of Sale of Water Rights...................................36
     7.9   Sellers' Employees.................................................36
     7.10  Additional Agreements..............................................38
     7.11  Royalty Reduction..................................................39
     7.12  BLM Assignments....................................................39
     7.13  Relief From PBGC...................................................39
     7.14  Mine Closure Liability.............................................40
     7.15  Buyers' Set-Off Rights.............................................40

SECTION 8.    TAX MATTERS.....................................................40

     8.1   Sales and Transfer Taxes...........................................40
     8.2   Cooperation on Tax Matters.........................................41

SECTION 9.    CONDITIONS PRECEDENT TO BUYERS' OBLIGATIONS.....................41

     9.1   Representations and Warranties True................................41
     9.2   Compliance with Agreement..........................................41
     9.3   Bankruptcy Court Approval..........................................41
     9.4   HSR Act............................................................41
     9.5   No Order...........................................................42
     9.6   Consents and Approvals.............................................42
     9.7   No Material Adverse Effect.........................................42
     9.8   No Casualty Loss...................................................42
     9.9   Bank Releases......................................................42
     9.10  BLM Approvals......................................................42

SECTION 10.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS....................42

     10.1  Representations and Warranties True................................42
     10.2  Compliance with Agreement..........................................43
     10.3  HSR Act............................................................43
     10.4  No Order...........................................................43

     10.5  Bankruptcy Court Approval..........................................43
     10.6  Bank Releases......................................................43

SECTION 11.   POST CLOSING....................................................43

     11.1  Further Assurances.................................................43
     11.2  Books and Records; Personnel.......................................44
     11.3  Laguna Toston......................................................44

SECTION 12.   INDEMNIFICATION.................................................44

     12.1  Indemnification by Sellers.........................................44
     12.2  Indemnification by Buyer...........................................45
     12.3  Indemnification Procedures.........................................46
     12.4  Limitations on Indemnification Obligations; Exclusive Remedies.....47
     12.5  Release of Indemnification Holdback for Indemnification Claims.....48
     12.6  Survival...........................................................49
     12.7  Treatment of Indemnification Payments..............................49

SECTION 13.   TERMINATION, BREAK-UP FEE AND REMEDIES..........................49

     13.1  Termination........................................................49
     13.2  Break-Up Fee; Expense Reimbursement................................51
     13.3  Remedies...........................................................52
     13.4  Effect of Termination..............................................52

SECTION 14.   MISCELLANEOUS...................................................53

     14.1  Expenses...........................................................53
     14.2  Inform of Litigation...............................................53
     14.3  Assignment.........................................................53
     14.4  Governing Law......................................................53
     14.5  Amendment and Modification.........................................53
     14.6  Notices............................................................54
     14.7  Entire Agreement...................................................55
     14.8  Successors.........................................................55
     14.9  Counterparts.......................................................55
     14.10 Severability.......................................................55
     14.11 Headings...........................................................55
     14.12 Schedules..........................................................55
     14.13 Jurisdiction.......................................................56
     14.14 Disclosure of Tax Treatment and Structure..........................56

EXHIBITS
--------

A     Permitted Encumbrances
B-1   Earnest Money Escrow Agreement
B-2   Indemnification Holdback Escrow Agreement
B-3   Adjustment Amount Escrow Agreement
C     Example Purchase Price Calculations
D     Assumption Agreement
E     Transition Services Agreement

SCHEDULES
---------

2.2        Assumed Litigation
2.3        Excluded Assets
5.0        Disclosure Schedule
7.l(a)(1)  Auction and Bid Procedures
7.l(a)(2)  Bid Procedures Order
7.l(a)(3)  Sale Order
7.4        Required Consents
7.9(d)     Employee Benefits

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 26th day of November, 2003, by and between MISSISSIPPI POTASH, INC., a Debtor-in-Possession and a Mississippi corporation ("MPI"), EDDY POTASH, INC., a Debtor-in-Possession, a Mississippi corporation and a direct wholly owned subsidiary of MPI ("EPI" and, together with MPI, "Sellers"), INTREPID MINING NM LLC, a New Mexico limited liability company ("IMNM"), and HB POTASH LLC, a New Mexico limited liability company ("HBLLC," and, together with IMNM, "Buyers").

     WITNESSETH:

     WHEREAS, Sellers are currently in possession of their assets as Debtors-in-Possession pursuant to Title 11, U.S. Code, Sections 101 et seq. (the "Bankruptcy Code"), in the Chapter 11 administratively consolidated cases of Mississippi Chemical Corporation and its filing subsidiaries, Joint Case No. 03-02984 WEE (the "Bankruptcy Cases"), presently pending in the United States Bankruptcy Court for the Southern District of Mississippi (the "Bankruptcy Court"), which Bankruptcy Cases include Case No. 03-02990 WEE for MPI and Case No. 03-02991 WEE for EPI, and Sellers, upon proper approval and authorization from the Bankruptcy Court, may sell and assign assets outside of the ordinary course of business;

     WHEREAS, Sellers are engaged in the business of mining, refining and distributing potash with the Transferred Assets (the "Business");

     WHEREAS, Sellers desire to sell, assign, transfer and convey to Buyers, directly or indirectly, the Transferred Assets (as defined below), all upon the terms and conditions set forth herein and in accordance with the Final Sale Order and Sections 105, 363 and 365 of the Bankruptcy Code; and

     WHEREAS, concurrently with the execution of this Agreement, Intrepid Mining LLC, a Colorado limited liability company and the parent of each Buyer, has executed and delivered to Sellers a limited guaranty providing for the guaranty by Intrepid Mining LLC of (a) the indemnification obligations of HBLLC under
Article 12 of this Agreement with respect to the Assumed Reclamation Obligations of HBLLC up to $2.3 million and (b) the indemnification obligations of IMNM under Article 12 of this Agreement with respect to the Assumed Reclamation Obligations of IMNM up to $5 million.

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.

     The following terms used in this Agreement shall have the following meanings:

     "Accounts Payable Value" has the meaning set forth in Section 3.2(a).

     "Accounts Receivable" means all of the accounts receivable or trade receivables arising out of Inventory sold or services performed in connection with the operation of the Business.

     "Action" has the meaning assigned to that term in Section 9.5 of this Agreement.

     "Adjustment Amount" has the meaning assigned to that term in Section 3.4(d) of this Agreement.

     "Adjustment Amount Escrow" has the meaning assigned to that term in Section 3.1(c) of this Agreement.

     "Adjustment Amount Escrow Account" has the meaning assigned to that term in
Section 3.1(c) of this Agreement.

     "Adjustment Amount Escrow Agreement" has the meaning assigned to that term in Section 3.1(c) of this Agreement.

     "Agreement" has the meaning assigned to that term in the introduction to this Agreement.

     "Affiliate" or "Affiliates" with respect to any specified Person means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For this definition, "control" (and its derivatives) means the possession, directly or indirectly, of 10% or more of the Equity Interests of a Person, or the power, directly or indirectly, to vote 10% or more of the voting Equity Interests of a Person.

     "Assumed Contracts" means all rights under (i) all contracts or agreements which are indicated with an asterisk on Disclosure Schedule, Section 5.17, (ii) all contracts or agreements entered into by Sellers in the ordinary course of business consistent with past practice between the date of this Agreement and the Effective Time, excluding any such contracts or agreements that constitute a breach by Sellers of their covenants in Section 7.5(b), and (iii) all other contracts or agreements entered into other than in the ordinary course of business between the date of this Agreement and the Effective Time that a Buyer agrees to accept by giving written notice thereof to such Seller prior to the Closing pursuant to Section 2.2(c); provided, however, that at any time prior to the entry of the Sale Order, Buyers may elect by written notice to Sellers to delete one or more of such contracts or agreements from the Assumed Contracts, in which event such contracts or agreements shall not be Assumed Contracts.

     "Assumed Employment Liabilities" has the meaning assigned to that term in
Section 7.9(c) of this Agreement.

     "Assumed Environmental Liabilities" means all costs, expenses or other liabilities relating to any conditions (including Hazardous Materials) existing on the Transferred Assets as of or after the Closing, and Hazardous Materials which migrate from the Transferred Assets after the Closing, including (without limitation) costs, expenses or other liabilities relating to the Transferred Assets and arising out of the conditions (including Hazardous Materials) (a) described in the four Phase I Environmental Site Assessments and Environmental Compliance

Reviews of Sellers, dated September 2002, prepared for Sellers by ATC Associates, Inc. or (b) described on Disclosure Schedule, Section 5.13, in each case, to the extent such conditions (including Hazardous Materials) exist on the Transferred Assets as of or after the Closing; provided however, that Assumed Environmental Liabilities shall not include (A) any fines or civil or criminal penalties for (I) Releases on or from the Transferred Assets occurring prior to the Closing or (II) violations by Sellers or their Affiliates of Permits, Environmental Permits or Environmental Laws occurring prior to the Closing, or
(B) liabilities for offsite disposal of Hazardous Materials by Sellers or their Affiliates occurring prior to the Closing.

     "Assumed Liabilities" has the meaning assigned to that term in Section 2.2(a) of this Agreement.

     "Assumed Litigation" has the meaning assigned to that term in Section 2.2 of this Agreement.

     "Assumed Reclamation Obligations" means the IMNM Assumed Reclamation Obligations and the HBLLC Assumed Reclamation Obligations.

     "Auction" has the meaning assigned to that term in Schedule 7.1(a)(1) of this Agreement.

     "Auction and Bid Procedures" has the meaning assigned to that term in
Schedule 7.1(a)(1) of this Agreement.

     "Audited June 30 Statements" means the audited, consolidated balance sheet of Sellers (including the notes thereto) as of June 30, 2003, and the related audited statement of operations and cash flows for the year then ended.

     "Audited Statements" has the meaning assigned to that term in Section 5.11 of this Agreement.

     "Bank Guaranty Release" means the release of all obligations and liabilities of Sellers pursuant to those certain Amended and Restated Guaranty Agreements, each dated as of November 15, 2002, made by each Seller in favor of the banks under the Amended and Restated Credit Agreement dated as of November 15, 2002, among MissChem, Harris Trust and Savings Bank, individually and as Administrative Agent, and the banks from time to time party thereto, as amended.

     "Bankruptcy Cases" has the meaning assigned to that term in the first recital of this Agreement.

     "Bankruptcy Code" has the meaning assigned to that term in the first recital of this Agreement.

     "Bankruptcy Court" has the meaning assigned to that term in the first recital of this Agreement.

     "Base Price" has the meaning assigned to that term in Section 3.2(a) of this Agreement.

     "Bid Procedures Order" has the meaning assigned to that term in Section 7.1(a) of this Agreement.

     "BLM" means the United States Department of Interior, Bureau of Land Management, or successor United States Governmental Authority.

     "Break-Up Fee" means $1,000,000 or such other amount as approved by the Bankruptcy Court in the Bid Procedures Order.

     "Business" has the meaning assigned to that term in the second recital of this Agreement.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in Chicago, Illinois are authorized or required by law to be closed.

     "Buyers Indemnified Party" has the meaning assigned to that term in Section
12.1 of this Agreement.

     "Buyers" has the meaning assigned to that term in the introduction to this Agreement.

     "Buyers' 401(k) Plan" has the meaning assigned to that term in Section 7.9(d) of this Agreement.

     "Buyers' Proration Amount" has the meaning assigned to that term in Section 3.5(a) of this Agreement.

     "Casualty Loss" means any loss, damage, or reduction in value of the Transferred Assets which occurs on or before the Closing Date as a result of acts of God, fire, explosion, earthquake, windstorm, flood, drought, blowout, or other natural or manmade occurrence, excluding changes in market conditions, in an amount of $1,500,000 or greater, without regard to any insurance proceeds relating to such Casualty Loss.

     "Closing" means the closing of the transactions contemplated by this Agreement.

     "Closing Balance Sheet" has the meaning assigned to that term in Section 2.2(a) of this Agreement.

     "Closing Date" has the meaning assigned to that term in Section 4.1 of this Agreement.

     "Closing Payment" has the meaning assigned to that term in Section 3.3 of this Agreement.

     "Closing Purchase Price" has the meaning assigned to that term in Section
3.3 of this Agreement.

     "Closing Statement" has the meaning assigned to that term in Section 3.4(a) of this Agreement.

     "Closing Time" has the meaning assigned to that term in Section 4.1 of this Agreement.

     "COBRA Liabilities" has the meaning assigned to that term in Section 7.9(e) of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Confidential Information" has the meaning assigned to that term in Section
7.2 of this Agreement.

     "Confidentiality Agreement" means that certain Confidentiality Agreement, executed in 2001, between MissChem and Intrepid Mining, LLC, as amended.

     "Cure Amounts" means all payments required to be made in order to effectuate, pursuant to the Bankruptcy Code, the assumption and assignment of the Executory Contracts included in the Transferred Assets assumed by Sellers and assigned to the applicable Buyer hereunder pursuant to Section 365 of the Bankruptcy Code.

     "Damages" means losses, costs, claims, strict liability claims, actions, suits, Proceedings, demands, damages, natural resource damages, punitive damages, debts, liabilities, obligations, judgments, fines, penalties, amounts paid in settlement, interest, Taxes and expenses (including reasonable attorneys' and consultants' fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing).

     "Destruction Notice" has the meaning assigned to that term in Section 11.2 of this Agreement.

     "DIP Guaranty Release" means the release of all obligations and liabilities of Sellers under Section 10 of the Post-Petition Credit Agreement dated as of May 16, 2003, as amended by the Revised First Amendment to Post-Petition Credit Agreement and Waiver dated as of October 2, 2003, among MissChem, Sellers, the other guarantors named therein and Harris Trust and Savings Bank, individually, and as DIP Agent, and the lenders from time to time party thereto, as such agreement may be amended from time to time.

     "Disclosure Schedule" means the exhibit attached hereto as Schedule 5 and made a part hereof containing the various exceptions to the representations, warranties and covenants of Sellers in this Agreement.

     "Dispute Deadline Date" has the meaning assigned to that term in Section 3.4(b) of this Agreement.

     "Earnest Money" has the meaning assigned to that term in Section 3.1 of this Agreement.

     "Earnest Money Escrow Account" has the meaning assigned to that term in
Section 3.1(a)of this Agreement.

     "Earnest Money Escrow Agent" has the meaning assigned to that term in
Section 3.1(a) of this Agreement.

     "Earnest Money Escrow Agreement" has the meaning assigned to that term in
Section 3.1(a) of this Agreement.

     "Effective Time" has the meaning assigned to that term in Section 4.1 of this Agreement.

     "Employees" has the meaning assigned to that term in Section 5.15 of this Agreement.

     "Encumbrances" means any lien, mortgage, deed of trust, deed to secure debt, pledge, restriction on transfer, proxy and voting or other agreement, claim, charge, security interest, easement, right of way, encroachment, servitude, right of first offer, right of first refusal, preemptive right or similar restriction.

     "Environmental Condition" means any condition existing on or at the Transferred Assets which constitutes (a) a Release on, at, or from such property of any Hazardous Materials, including any migration into or through the soil, groundwater, surface water or environment of any pollution or Hazardous Materials, which would reasonably be expected to result in liability under Environmental Laws, or (b) a violation of any Environmental Laws or any Environmental Permits.

     "Environmental Laws" means all federal, state and local laws pertaining to the environment or natural resources including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), the Emergency Planning and Community Right to Know Act and the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act and the Migratory Bird Treaty Act, as each of the foregoing may be amended and in effect on or prior to the Closing Date, together with all regulations issued or promulgated thereunder.

     "Environmental Permits" has the meaning assigned to that term in Section 5.13(a) of this Agreement.

     "Environmental Reports" means all Phase I or Phase II environmental site assessments prepared by third party agents of Sellers since January 1, 1999 with respect to the environmental condition of the Transferred Assets.

     "EPI" has the meaning assigned to that term in the introduction to this Agreement.

     "EPI Transferred Assets" has the meaning assigned to that term in the definition of Transferred Assets in Section 1 of this Agreement.

     "Equity Interests" means (a) with respect to a corporation, as determined under the laws of the jurisdiction of organization of such entity, shares of capital stock; and (b) with respect to a partnership, limited liability company, trust or other entity, as determined under the laws of the jurisdiction of organization of such entity, units, interests, or other partnership or limited liability company interests.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets" has the meaning assigned to that term in Section 2.3 of this Agreement.

     "Excluded Liabilities" means all liabilities of Sellers other than Assumed Liabilities, including, without limitation, any liability under Title IV of ERISA with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) of the Sellers or any member of the Sellers' "controlled group" (as defined under Section 4001(a)(14) of ERISA) covered by Title IV of ERISA, or any benefit payments to any participant covered under such plan(s).

     "Excluded Records" is defined within the definition of Records in this
Section 1.

     "Executory Contracts" means those executory contracts and unexpired leases which are included in the Assumed Contracts.

     "Expense Reimbursement" has the meaning assigned to that term in Section 13.2(c) of this Agreement.

     "Expense Termination Provisions" has the meaning assigned to that term in
Section 13.2(c) of this Agreement.

     "Final Closing Statement" has the meaning assigned to that term in Section 3.4(c) of this Agreement.

     "Final Sale Order" means the Sale Order entered by the Bankruptcy Court (a) that is not reversed, stayed, enjoined, set aside, annulled, or suspended within the deadline, if any, provided by applicable statute or regulation, and (b) as to which the deadlines, if any, for filing any request, motion, petition, application, appeal or notice relating to the Sale Order, and for the entry by any regulatory authority of orders staying, reconsidering, or reviewing on its own motion the Sale Order, have expired without any such request, petition, motion, application, appeal or notice having been filed; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Code, may be filed with respect to such order shall not prevent such order from being considered a Final Sale Order.

     "Financial Statements" has the meaning assigned to that term in Section
5.11 of this Agreement.

     "Funding Mechanism" has the meaning assigned to that term in Section 7.12 of this Agreement.

     "GAAP" has the meaning assigned to that term in Section 5.11 of this Agreement.

     "Governmental Authority" means any (a) federal, state, local, municipal, or other government (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (b) body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, in each of the foregoing cases having jurisdiction over a Seller, a Buyer, the Transferred Assets or the Business.

     "Hazardous Materials" means any chemicals, materials or substances defined as "hazardous waste", "hazardous substance", "hazardous constituent", "extremely hazardous substance", "toxic chemical", "hazardous material", "hazardous chemical", "toxic pollutant", "contaminant", "chemical", "chemical substance", "hazardous air pollutant", "pollutant", "pesticide", "toxic" or "asbestos", as such terms are defined in any of the Environmental Laws, and related substances, petroleum and fractions thereof, and all other substances which may be declared in any Environmental Law to constitute a material threat to human health or to the environment.

     "HBLLC" has the meaning assigned to that term in the introduction to this Agreement.

     "HBLLC Assumed Liabilities" has the meaning assigned to that term in
Section 2.2(a) of this Agreement.

     "HBLLC Assumed Reclamation Obligations" means all costs, expenses or other liabilities relating to the closure of the mines and facilities consisting of the EPI Transferred Assets.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "IMNM" has the meaning assigned to that term in the introduction to this Agreement.

     "IMNM Assumed Liabilities" has the meaning assigned to that term in Section 2.2(a) of this Agreement.

     "IMNM Assumed Reclamation Obligations" means all costs, expenses or other liabilities relating to the closure of the mines and facilities consisting of the MPI Transferred Assets.

     "Indemnification Holdback" has the meaning assigned to that term in Section 3.1(b) of this Agreement.

     "Indemnification Holdback Escrow Account" has the meaning assigned to that term in Section 3.1(b) of this Agreement.

     "Indemnification Holdback Escrow Agreement" has the meaning assigned to that term in Section 3.1(b) of this Agreement.

     "Identified Site" has the meaning assigned to that term in Section 5.13(a) of this Agreement.

     "Indemnified Party" has the meaning assigned to that term in Section 12.3 of this Agreement.

     "Indemnifying Party" has the meaning assigned to that term in Section 12.3 of this Agreement.

     "Independent Auditor" has the meaning assigned to that term in Section 3.4(b).

     "Intellectual Property" shall mean all patents, and any reissues, extensions, divisions, continuations and continuations-in-part; statutory or common law copyrights; statutory or common law trademarks and service marks, trade dress, tradenames, logos and slogans, and the goodwill relating thereto; design rights; trade secrets; confidential information; inventions (whether patentable or not); Software; all data and information; ideas; developments; drawings; specifications; bills of material; processes; formulae; supplier lists; customer lists; marketing information; sales and promotional materials; business plans; and all registrations and applications for any of the foregoing, in each case owned or licensed by a Seller and used in the Business.

     "Interest" has the meaning assigned to that term in Section 3.4(e) of this Agreement.

     "Inventory" means all Product Inventory, raw materials, supplies, parts and work-in-process, in each case that is owned by a Seller and used in connection with the Business.

     "Inventory Inspection" has the meaning assigned to that term in Section 3.3(a) of this Agreement.

     "Knowledge" means with respect to Buyers, the actual knowledge after due inquiry of Robert P. Jornayvaz III and Hugh E. Harvey, Jr., and with respect to Sellers, the actual knowledge after due inquiry of the following: Ed McCraw, John M. Flynt, Timothy A. Dawson, Robert E. Jones, K. Randall Foote, Edgar C. Beaumont, Jr. and Steve M. McCutcheon, and with respect to the representations and warranties of Sellers set forth in Section 5.13, Kenneth Faulkner, Trey Flemming and William Jaco.

     "Leased Real Property" has the meaning assigned to that term in Section 5.6(a) of this Agreement.

     "Leases" has the meaning assigned to that term in Section 5.6(c) of this Agreement.

     "Legal Requirement" means any order, constitution, law, ordinance, regulation, statute, code or treaty issued by any Governmental Authority, including an arbitration panel, any principle of common law or judicial or administrative interpretation thereof.

     "Licensed Intellectual Property" means the Intellectual Property used by a Seller in connection with or related to the Business with respect to which the rights being exercised by such Seller have been licensed from another Person.

     "Material Adverse Effect" means any change or effect that is material and adverse to (a) the Transferred Assets or the Business, (b) the assets, properties, results of operations, or condition (financial or otherwise) of Sellers, taken as a whole or (b) the ability of Sellers to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: any adverse change or effect attributable to, resulting from or relating to (i) this Agreement or the announcement or pendency of the transactions contemplated by this Agreement; (ii) conditions affecting the industry in which Sellers participate, the United States economy as a whole or the markets in which Sellers operate, including any fluctuation in the price or supply of or demand for potash or the price or supply of or demand for natural gas or electricity; or (iii) compliance with the terms of, or the taking of any action required by, this Agreement. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not in and of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "MissChem" means Mississippi Chemical Corporation, a Mississippi corporation and the direct or indirect parent of Sellers.

     "MPI" has the meaning assigned to that term in the introduction to this Agreement.

     "MPI Transferred Assets" has the meaning assigned to that term in the definition of Transferred Assets in Section 1 of this Agreement.

     "NMSA" has the meaning assigned to that term in Section 12.4(f) of this Agreement.

     "Organizational Documents" means the articles of incorporation, bylaws, operating agreement, limited liability company agreement, partnership agreement, board resolutions, and other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

     "Owned Real Property" has the meaning assigned to that term in Section 5.6(a) of this Agreement.

     "Permits" means any permit, consent, approval, franchise, certificate of inspection or authority, variance, authorization or order, or any waiver of the foregoing, issued by a Governmental Authority and used or held for use in relation to the Business, other than the Environmental Permits.

     "Permitted Encumbrances" means:

          (a) the terms, conditions, restrictions, obligations, exceptions, reservations, limitations and other matters contained in any rights of way or documents under which a Seller obtained any rights of way or other property rights associated with Leases or the other Real Property, in each case that do not interfere materially with the ownership or use of the Transferred Assets by a Seller;

          (b) liens for property taxes and assessments that are not yet due and payable as of the Closing (or if delinquent, that are being contested in good faith by a Seller in appropriate proceedings);

          (c) any obligations or duties affecting the Transferred Assets to the extent created by any Governmental Authority under any Permit or Legal Requirement, other than Taxes and amounts payable pursuant to Title IV of ERISA;

          (d) easements, restrictive covenants, defects in title and irregularities, and other matters that do not interfere materially with the ownership or use, or materially reduce the value, of the Transferred Assets by a Seller (provided that any such defects in title and irregularities do not entitle any third party to any overriding royalty interest or other interest in potash or other minerals produced in connection therewith except to the extent set forth on Exhibit A hereto);

          (e) mechanic's, materialmen's, repairmen's and other statutory liens arising or incurred in the ordinary course of business and securing obligations incurred prior to Closing and which are not overdue or which are being contested in good faith by appropriate proceedings;

          (f) zoning, entitlement, subdivision planning and building codes and other land use laws, regulations or ordinances regulating the use, development, conservation restriction and occupancy of the Real Property and permits, consents and rules under such laws, regulations or ordinances, in each case that do not materially limit or prohibit the uses to which Sellers have historically used the Transferred Assets;

          (g) any Encumbrances created by the express terms of the Assumed Contracts;

          (h)  the Encumbrances listed on Exhibit A hereto; and

          (i) defects in title that have been barred by the applicable statute of limitations.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities.

     "PBGC" has the meaning assigned to that term in Section 7.13 of this Agreement.

     "Post-Closing Payment Date" has the meaning assigned to that term in
Section 3.4(d) of this Agreement.

     "Preliminary Statement" has the meaning assigned to that term in Section 3.3(b) of this Agreement.

     "Proceeding" means any action, arbitration, audit, claim, inspection, notice, review, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal), at law or in equity, commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

     "Product Inventory" means all of Sellers' (i) finished potash product inventory (other than mined but unprocessed ore) located on the Real Property or otherwise in the care, custody or control of Sellers or their respective agents (whether located on or off of the Real Property) and (ii) potash fines located on the Real Property or otherwise in the care, custody or control of Sellers or their respective agents (whether located on or off of the Real Property). For all purposes under this Agreement, Product Inventory shall be measured in short tons.

     "Product Inventory Value" has the meaning assigned to that term in Section 3.2(a) of this Agreement.

     "Property Taxes" means all ad valorem taxes, real property taxes, personal property taxes and similar obligations attributable to the Transferred Assets.

     "Purchase Price" has the meaning assigned to that term in Section 3.2(a) of this Agreement.

     "Real Property" has the meaning assigned to that term in Section 5.6(a) of this Agreement.

     "Receivables Value" has the meaning assigned to that term in Section 3.2(a) of this Agreement.

     "Reclamation Contribution Amount" has the meaning assigned to that term in
Section 7.11 of this Agreement.

     "Records" means Sellers' books and records, in any form or media, relating to the Business (including all digital records), wherever located, but excluding
(i) any of Sellers', or their Affiliates', business plans, strategies and financial records to the extent that such plans, strategies and records address or reflect activities outside of the Business; (ii) any of a Sellers', or their Affiliates', company minute books or records, Tax Returns or other materials which do not pertain to the Business and (iii) any such information that is covered by the attorney-client privilege, except in the case of clause (iii) with respect to information pertaining to the matters included within the Assumed Liabilities (such books and records described in clauses (i), (ii) and (iii), the "Excluded Records").

     "Reimbursement" has the meaning assigned to that term in Section 12.4(d) of this Agreement.

     "Release" or "Released" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating or disposing (including, but not limited to, the abandoning or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the environment, including but not limited to the movement or continued movement through or in the air, soil, surface water, ground water or property.

     "Required Consents" has the meaning assigned to that term in Section 7.4 of this Agreement.

     "Royalty Reduction Refund" has the meaning assigned to that term in Section
7.11 of this Agreement.

     "Sale Motion" has the meaning assigned to that term in Section 7.1(a) of this Agreement.

     "Sale Order" means an order or orders of the Bankruptcy Court, approving the transaction contemplated hereby, in form and content reasonably satisfactory to Buyers.

     "Scheduled Contracts" has the meaning assigned to that term in Section 5.17 of this Agreement.

     "Sellers" has the meaning assigned to that term in the introduction to this Agreement.

     "Sellers Indemnified Party" has the meaning assigned to that term in
Section 12.2 of this Agreement.

     "Sellers' 401(k) Plan" has the meaning assigned to that term in Section 5.15(b) of this Agreement.

     "Sellers' Proration Amount" has the meaning assigned to that term in
Section 3.5(a) of this Agreement.

     "Software" means individually each, and collectively all, of the computer programs, including interfaces and any embedded software programs or applications, owned or licensed by a Seller, including as to each program, the processes and routines used in the processing of data, the object code, source code (as to third party source code, when rights to the source code may be obtained), tapes, disks, and all improvements, modifications, enhancements, versions and releases relating thereto.

     "Supplemental Financial Statements" has the meaning assigned to that term in Section 7.7 of this Agreement.

     "Tax" and "Taxes" means, with respect to any Person, any federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, for which such Person may be liable.

     "Tax Returns" means all returns, declarations, reports, claims for refund and information returns and statements of any Person required to be filed with respect to, or in respect of, any Taxes, including any schedule or attachment thereto and any amendment thereof.

     "Third Party Claim" has the meaning assigned to that term in Section 12.3 of this Agreement.

     "Threatened" means as follows: a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (in writing) or any notice has been received (in writing).

     "Transfer Taxes" has the meaning assigned to that term in Section 8.1 of this Agreement.

     "Transferred Assets" means (i) with respect to IMNM, the Real Property of MPI and any and all assets and rights of MPI which are located on the Real Property of MPI or used or held for use in the Business of MPI (the "MPI Transferred Assets"), and (ii) with respect to HBLLC, the Real Property of EPI and any and all assets and rights of EPI which are located on the Real Property of EPI or used or held for use in the Business of EPI (the "EPI Transferred Assets"), including the following of the applicable Seller (provided that the Transferred Assets shall not in any event include Excluded Assets):

          (a)  Inventory;

          (b)  Intellectual Property;

          (c)  Accounts Receivable;

          (d)  Real Property;

          (e) all equipment, machinery, rolling stock and spare parts used in the Business;

          (f)  Assumed Contracts;

          (g) all Permits, to the extent transfer is permitted under applicable law;

          (h) all Environmental Permits, to the extent transfer is permitted under applicable law;

          (i)  all goodwill relating to the Business;

          (j)  subject to the adjustments contemplated by Sections 3.2, 3.3 and
               3.5 of this Agreement, all prepayments and prepaid expenses relating to the Transferred Assets or the Business that are paid by Sellers on or prior to the Closing Date;

          (k) all claims, causes of action, choses in action, rights of recovery or setoff of any kind with respect to a Transferred Asset or an Assumed Liability;

          (l)  all Records; and

          (m)  all Water Rights.

     "Transferred Employees" has the meaning assigned to that term in Section 7.9(a) of this Agreement.

     "WARN Act" means the Worker Adjustment and Retaining Notification Act, as amended.

     "Water Rights" means all of the easements, rights-of-way, water rights, and related pumps, pipelines and Permits owned by Sellers.

     Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the term "including" and other forms of such term, with respect to any matter or thing, means "including but not limited to" such matter or thing; and (f) all references to "dollars" or "$" refer to currency of the United States.

SECTION 2.  PURCHASE OF TRANSFERRED ASSETS AND ASSUMPTION OF LIABILITIES.

     2.1 Transferred Assets. Subject to the terms and conditions hereof, and subject to the representations and warranties made herein, on the Closing Date,
(x) MPI will sell, assign, transfer and convey to IMNM all of its right, title and interest in and to the MPI Transferred Assets and (y) EPI will sell, assign, transfer and convey to HBLLC all of its right, title and interest in and to the EPI Transferred Assets free and clear of all Encumbrances other than Permitted Encumbrances, in accordance with the Final Sale Order and Sections 105, 363 and 365 of the Bankruptcy Code.

     "AS IS" TRANSACTION. BUYERS HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN AND/OR (i) IN THE CASE OF THE TITLE OF THE OWNED REAL PROPERTY, IN THE SPECIAL WARRANTY DEEDS CONTEMPLATED BY SECTION 4.2(a)(ii), AND (ii) IN THE CASE OF THE LEASES AND THE WATER RIGHTS, IN THE ASSIGNMENTS CONTEMPLATED BY SECTION 4.2(a)(ix), SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSFERRED ASSETS OR ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE TRANSFERRED ASSETS, THE PHYSICAL CONDITION OF ANY PART OF THE TRANSFERRED ASSETS, THE ENVIRONMENTAL CONDITIONS OR OTHER MATTERS RELATING TO THE PHYSICAL CONDITION OF ANY REAL OR PERSONAL PROPERTY OR OTHER ASSETS OWNED OR LEASED BY A SELLER, THE ZONING OF ANY SUCH REAL OR PERSONAL PROPERTY, THE VALUE OF THE TRANSFERRED ASSETS, THE TRANSFERABILITY OF THE TRANSFERRED ASSETS, THE TERMS, AMOUNT, VALIDITY OR ENFORCEABILITY OF ANY LIABILITIES OF A SELLER, THE TITLE OF THE TRANSFERRED ASSETS, THE MERCHANTABILITY OR FITNESS OF THE PERSONAL PROPERTY OR ANY OTHER ASSETS OWNED OR LEASED BY A SELLER FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER OR THING RELATING TO THE TRANSFERRED ASSETS, OR ANY

PORTION THEREOF. WITHOUT IN ANY WAY LIMITING THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLERS HEREBY DISCLAIM ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE TRANSFERRED ASSETS. BUYERS FURTHER ACKNOWLEDGE THAT, AS OF THE CLOSING, BUYERS SHALL HAVE CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PHYSICAL CONDITION OF THE TRANSFERRED ASSETS AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING SUCH ASSETS AS BUYERS DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH THEIR ACQUISITION OF THE TRANSFERRED ASSETS, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN, BUYERS ARE DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. ACCORDINGLY, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, EACH BUYER WILL ACCEPT THE APPLICABLE TRANSFERRED ASSETS AT THE CLOSING "AS IS," "WHERE IS," AND "WITH ALL FAULTS."

     2.2   Liabilities.

          (a) Subject to the terms and conditions of this Agreement, if the Closing occurs, (x) IMNM shall, on and after the Closing Date, assume, pay, perform or discharge in accordance with their terms solely the following obligations and liabilities, to the extent such obligations and liabilities are those of MPI and relate to the MPI Transferred Assets (the "IMNM Assumed Liabilities"), and (y) HBLLC shall, on and after the Closing Date, assume, pay, perform or discharge in accordance with their terms solely the following obligations and liabilities, to the extent such obligations and liabilities are those of EPI and relate to the EPI Transferred Assets (the "HBLLC Assumed Liabilities" and, together with the IMNM Assumed Liabilities, the "Assumed Liabilities"): (i) all "accounts payable" (excluding any such accounts payable to Affiliates of Sellers and excluding any accounts payable for which Sellers have received an invoice that is past due as of the Closing Date pursuant to the normal payment terms of the applicable vendor) on the balance sheet of Sellers as of 11:59 p.m., mountain time, on the day immediately prior to the Closing Date (the "Closing Balance Sheet"), and determined in accordance with GAAP applied on a basis consistent with the determination of such items on the balance sheet of Sellers as of September 30, 2003, occurring, arising out of or related to the operation of the Business in the ordinary course; (ii) the obligations of a Seller under the Assumed Contracts that arise on or after Closing, relate to periods following the Closing and are to be observed, paid, discharged, or performed, as the case may be, at any time on and after the Closing Date; (iii) all liabilities and obligations Sellers occurring, arising out of or related to the ownership and operation of the Business and the Transferred Assets by Buyer on and after the Closing Date; (iv) all liabilities and obligations of Sellers relating to the Cure Amounts; (v) the Assumed Environmental Liabilities; (vi) the Assumed Reclamation Obligations; (vii) the Assumed Employment Liabilities; and (viii) all liabilities and obligations of Sellers to the extent included in Sellers' Proration Amount; and (ix) all liabilities and obligations relating to the litigation set forth on Schedule 2.2 (the "Assumed Litigation"); provided, however, that the Assumed Litigation shall not include (A) any fines or civil or criminal penalties for (I) Releases on or from the Transferred Assets occurring prior to the Closing or (II) violations by Sellers or their Affiliates of Permits, Environmental Permits or Environmental Laws occurring prior to the

Closing, or (B) liabilities for offsite disposal of Hazardous Materials by Sellers or their Affiliates occurring prior to the Closing.

          (b) Notwithstanding anything to the contrary contained herein, Buyers shall not assume, or in any way be liable or responsible for, and the Assumed Liabilities shall not include, any Excluded Liabilities, or any other obligations and liabilities of Sellers or their Affiliates (whether accrued or contingent or due or not due) which are not specifically assumed herein, and such obligations and liabilities shall be and remain the obligations and liabilities of Sellers (or their Affiliates) to pay and/or discharge.

          (c) Prior to the Auction, in the event a Seller requests that either Buyer assume any contract other than the Assumed Contracts, such Buyer may, but shall not be obligated to, elect to assume such contract within ten (10) days following the date on which such Seller makes such request and provides such Buyer with a copy of such contract. In the event such Buyer notifies such Seller in writing that such Buyer elects to assume such contract, such contract shall be added to Disclosure Schedule, Section 5.17, and shall be deemed an Assumed Contract for all purposes under this Agreement. In the event such Buyer does not deliver a written notice of election to such Seller within such ten (10) day period, such contract shall not be an Assumed Contract and shall not be assigned to such Buyer hereunder.

     2.3 Excluded Assets. The Transferred Assets shall not include the following assets of a Seller (collectively, the "Excluded Assets"), which Excluded Assets shall be retained by such Seller and shall not transfer to Buyers with the ownership of the Transferred Assets:

          (a) any refunds for Taxes paid by a Seller prior to the Closing Date; provided that a Buyer shall be entitled to such Buyer's pro rata share of any refunds attributable to any periods ending after the Closing Date with respect to which such Buyer has paid Taxes;

          (b)  the Excluded Records;

          (c) Sellers' rights under this Agreement and under any contract or agreement to which a Seller is a party that is not an Assumed Contract;

          (d) all claims, causes of action, choses in action, rights of recovery and rights of recoupment or set-off of any kind against any Person solely arising out of or relating to the Excluded Assets;

          (e) all cash and cash equivalents, including, without limitation, bank accounts or certificates of deposit; and

          (f)  the assets listed on Schedule 2.3.

SECTION 3.  ESCROW ACCOUNTS AND PURCHASE PRICE.

     3.1   Escrow Accounts.

          (a) Upon execution of this Agreement, Buyers shall establish with JP Morgan Chase Bank (the "Earnest Money Escrow Agent"), an interest-bearing joint order escrow account

(the "Earnest Money Escrow Account") and, within one business day after the date of this Agreement, Buyers shall deposit with the Earnest Money Escrow Agent an amount in cash equal to $1,500,000 (the "Earnest Money"), which Earnest Money shall be held pursuant to an escrow agreement in the form attached hereto as Exhibit B-1 (the "Earnest Money Escrow Agreement"). Interest accruing on the Earnest Money shall become part of the Earnest Money for all purposes under this Agreement. If Closing does occur, then Buyers and Sellers shall cause the Earnest Money Escrow Agent to release the Earnest Money to Sellers by wire transfer of immediately available funds to such account(s) as Sellers shall designate in writing, which Earnest Money will thereupon be applied toward the cash portion of the Purchase Price. If Closing does not occur, the Earnest Money shall be released as set forth in Section 13.3 of this Agreement.

          (b) At the Closing on the Closing Date, Buyers shall establish with the Earnest Money Escrow Agent, an interest-bearing joint order escrow account (the "Indemnification Holdback Escrow Account"), which account shall be separate from the Earnest Money Escrow Account and the Adjustment Escrow Account, in an amount equal to $500,000 (the "Indemnification Holdback"). The Indemnification Holdback shall be held pursuant to an escrow agreement in the form attached hereto as Exhibit B-2 (the "Indemnification Holdback Escrow Agreement"). Interest on the Indemnification Holdback shall become part of the Indemnification Holdback for all purposes under this Agreement. The Indemnification Holdback shall be released as set forth in Section 12.5 of this Agreement.

          (c) At the Closing on the Closing Date, Buyers shall establish with the Earnest Money Escrow Agent, an interest-bearing joint order escrow account (the "Adjustment Amount Escrow Account"), which account shall be separate from the Earnest Money Escrow Account and the Indemnification Holdback Escrow Account, in an amount equal to $300,000 (the "Adjustment Amount Escrow"). The Adjustment Amount Escrow shall be held pursuant to an escrow agreement in the form attached hereto as Exhibit B-3 (the "Adjustment Amount Escrow Agreement"). Interest on the Adjustment Amount Escrow shall become part of the Adjustment Amount Escrow for all purposes under this Agreement. The Adjustment Amount Escrow shall be released as set forth in Section 3.4 of this Agreement.

     3.2   The Purchase Price and Allocation.

          (a) Subject to the terms and conditions of this Agreement, as consideration for the purchase of the Transferred Assets and Buyers' assumption of the Assumed Liabilities as provided herein and in consideration for the agreements contained herein, Buyers shall pay to Sellers in cash an aggregate amount equal to (i) twenty million dollars ($20,000,000) (the "Base Price"), plus (ii) the amount equal to 96% of the Accounts Receivable as of 11:59 p.m., mountain time, on the day immediately prior to the Closing Date, and determined in accordance with GAAP (including allowance for doubtful accounts) applied on a consistent basis with the balance sheet of Sellers as of September 30, 2003 (the "Receivables Value"), plus (iii) the amount equal to the product of $80 multiplied by the number of tons of Product Inventory as of 11:59 p.m., mountain time, on the day immediately prior to the Closing Date ; provided that, in the case of potash fines, such amount shall be $55 per ton for fines categorized as red fines and $78 per ton for fines categorized as white fines (the "Product Inventory Value"), less (iv) the amount equal to the accounts payable assumed by Buyers pursuant to Section 2.2(a)(i) (the "Accounts Payable Value") (the Base Price, plus the Receivables Value, plus the Product Inventory Value, less the

Accounts Payable Value being referred to herein as the "Purchase Price"), subject to adjustment pursuant to the following clauses and Sections 3.4 and 3.5, an example of which is set forth on Exhibit C, Example 3.2(a).

          (b) The Purchase Price shall be reduced by Sellers' Proration Amount and shall be increased by Buyers' Proration Amount.

          (c) Within thirty (30) days after the Closing Date, Sellers and Buyers shall negotiate in good faith an allocation of the Purchase Price (including the amount of Assumed Liabilities to the extent required by the Code) among the Transferred Assets that complies with Section 1060 of the Code with respect to the allocation of the Purchase Price. If the allocation is not agreed upon on or before the thirtieth day after the Closing Date, then Buyers and Sellers agree that the allocation shall be made and consistently reported by Buyers and Seller in compliance with Section 1060 based upon an asset valuation supplied by Deloitte & Touche LLP. The cost of such asset valuation shall be shared equally by Buyers and Sellers. Buyers will order such asset valuation from Deloitte & Touche LLP as soon as practicable after such date as Buyers and Sellers fail to agree on such allocation. The asset valuation, if required, shall be provided to Buyers and Sellers within forty-five (45) days after the date of such order. Any subsequent adjustments to the Purchase Price shall be reflected in a revised Purchase Price allocation in a manner consistent with
Section 1060 and any other applicable provisions of the Code, and Buyers shall deliver any such revisions to the Purchase Price allocation to Sellers promptly after such revisions are made.

     3.3   Payment of the Closing Purchase Price.

          (a) Sellers shall conduct a physical count of the Product Inventory (the "Inventory Inspection") not more than five (5) and not less than three (3) Business Days prior to the scheduled Closing Date in connection with the preparation of the Preliminary Statement. A representative of the Buyers shall have the right to observe the physical count of the Product Inventory.

          (b) Not later than two (2) Business Days prior to the Closing, Sellers shall deliver to Buyers a statement (the "Preliminary Statement") setting forth in reasonable detail Sellers' reasonable estimate of: (i) Sellers' Proration Amount; (ii) Buyers' Proration Amount; (iii) the Receivables Value;
(iv) the Product Inventory Value based on the Inventory Inspection; (v) the Accounts Payable Value; and (vi) the Purchase Price based on such estimates (the "Closing Purchase Price"). Sellers shall coordinate with a representative designated by Buyers regarding the process for the preparation of the Preliminary Statement. At the Closing on the Closing Date, Buyers shall make an aggregate cash payment to Sellers in an amount equal to the Closing Purchase Price minus (A) an amount equal to the Indemnification Holdback (which amount will be placed in the Indemnification Holdback Escrow Account by Buyers pursuant to Section 3.1(b)), (B) an amount equal to the Adjustment Amount Escrow (which amount will be placed in the Adjustment Amount Escrow Account by Buyers pursuant to Section 3.1(c)), (C) an amount equal to the Earnest Money (which amount Buyers shall cause to be transferred at Closing to Sellers from the Earnest Money Escrow Agent pursuant to the terms of this Agreement and the Earnest Money Escrow Agreement) and (D) an amount equal to the Cure Amounts (which amounts will be paid directly by Buyers to the parties to the Assumed Contracts pursuant to the terms of this Agreement), such cash payment (the "Closing Payment") to be made by wire transfer of immediately available funds to such account(s) as Sellers shall designate. For the sake of clarity, an example is set forth on Exhibit C, Example 3.3.

     3.4 Adjustment Amount. A post-closing adjustment to the Closing Purchase Price shall be made as follows:

          (a) Post-Closing Adjustments. As promptly as practicable after the Closing Date, and in any event not later than forty-five (45) days after the Closing Date, Buyers shall prepare and deliver to Sellers 1. a statement (the "Closing Statement"), which shall set forth in reasonable detail Buyers' calculation of (A) the Sellers' Proration Amount, (B) the Buyers' Proration Amount, (C) the Receivables Value, (D) the Product Inventory Value, (E) the Accounts Payable Value, and (F) the Adjustment Amount as described in Section 3.4(d), and 1. a copy of the Closing Balance Sheet, prepared by Buyers, as of 11:59 p.m., mountain time, on the day immediately prior to the Closing Date prepared in accordance with GAAP applied on a basis consistent with the balance sheet of Sellers as of September 30, 2003, except as set forth in Exhibit C. Sellers, at no cost to Buyers, shall give to Buyers and their authorized representatives reasonable access to such employees, offices, and other facilities and such books and records of Sellers as are reasonably necessary to allow Buyers and their authorized representatives to prepare the Closing Statement, the Closing Balance Sheet and the Adjustment Amount in compliance with this Section 3.4. Buyers, at no cost to Sellers, shall provide all information reasonably requested by Sellers and shall give representatives of Sellers reasonable access to the premises, employees and other facilities contained in the Transferred Assets related to the Business and to the Records and any other books and records of Sellers related to the Business as are reasonably necessary for purposes of reviewing, verifying and auditing the Adjustment Amount.

          (b) Dispute Resolution. The Closing Statement shall become final and binding on Sellers and Buyers as to the Adjustment Amount thirty (30) days following the date the Closing Statement is received by Sellers (the "Dispute Deadline Date"), unless prior to the Dispute Deadline Date Sellers deliver to Buyers written notice that the Adjustment Amount or Closing Statement shall not have been determined in accordance with the requirements of this Section 3.4. Sellers' notice shall set forth all of Sellers' disputed items together with the Sellers' proposed changes thereto, including an explanation in reasonable detail of the basis on which Sellers propose such changes. If Sellers have delivered a timely notice of disagreement in accordance with this Section 3.4, then Buyers and Sellers shall use their good faith efforts to reach written agreement on the disputed items to determine the Adjustment Amount. If all of Sellers' disputed items have not been resolved by Buyers and Sellers within thirty (30) days following Buyers' receipt of Sellers' dispute notice, then Sellers' disputed items shall be submitted for final and binding determination to Deloitte & Touche LLP (the "Independent Auditor") who shall act as an expert and not an arbitrator, within five (5) Business Days after the end of the foregoing thirty
(30) day period. The determination of the Adjustment Amount by the Independent Auditor shall be final and binding upon Buyers and Sellers as to the Adjustment Amount. If the Independent Auditor determines that Buyers are entitled to 50% or less of the portion of the Adjustment Amount in dispute, Buyers shall pay all of the Independent Auditor's fees and expenses in connection with this Section 3.4. If the Independent Auditor determines that Buyers are entitled to more than 50% of the portion of the Adjustment Amount in dispute,

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Sellers shall pay all of the Independent Auditor's fees and expenses in connection with Section 3.4.

          (c) Final Closing Statement. The Adjustment Amount shall be deemed to be finally determined in the amount set forth in the Closing Statement on the Dispute Deadline Date unless a dispute notice is given in accordance with
Section 3.4(b) with respect to the calculation thereof. If such a dispute notice is given, the Adjustment Amount shall be deemed finally determined on the date that the Independent Auditor gives notice to Buyers and Sellers of its determination with respect to all disputes regarding the calculation thereof, or, if earlier, the date on which Sellers and Buyers agree in writing on the amount thereof, in which case the Adjustment Amount shall be calculated in accordance with such determination or agreement, as the case may be. The Closing Statement as accepted by Sellers (by absence of notice pursuant to Section 3.4(b)) or as determined by the Independent Auditor shall be referred to as the "Final Closing Statement."

          (d) Determination of Adjustment Amount. If the Purchase Price calculated using the Preliminary Statement exceeds the Purchase Price calculated using the Final Closing Statement, Sellers shall pay to Buyers, in accordance with Section 3.4(e)(i), an amount equal to such excess. If the Purchase Price calculated using the Preliminary Statement is less than the Purchase Price calculated using the Final Closing Statement, Buyers shall pay to Sellers, in accordance with Section 3.4(e)(ii), an amount equal to such deficiency. The amount of the payment to be made by Buyers or Sellers, as applicable, pursuant to this Section 3.4(d) shall be referred to as the "Adjustment Amount", examples of which are set forth on Exhibit C, Example 3.4(d). The Adjustment Amount shall be paid by Sellers or Buyers, as applicable, in accordance with Section 3.4(e) within five (5) Business Days after the determination of the Final Closing Statement (such fifth (5th) Business Day, the "Post-Closing Payment Date").

          (e)  Payment of Adjustment Amount.

               (i)  In the event the Adjustment Amount is to be paid by Sellers,
(A) if the Adjustment Amount to be paid by Sellers to Buyers is less than the Adjustment Amount Escrow, Buyers shall receive the Adjustment Amount as a distribution from the Adjustment Amount Escrow Account, and the amount remaining in the Adjustment Amount Escrow Account shall be distributed to Sellers by wire transfer of immediately available funds to a bank designated by Sellers in writing; and (B) if the Adjustment Amount to be paid by Sellers to Buyers exceed the Adjustment Amount Escrow, the entire Adjustment Amount Escrow shall be distributed to Buyers, and Sellers shall pay to Buyers the amount of such excess, plus interest at the rate published in The Wall Street Journal from time to time as the "prime rate" ("Interest") on the portion of such excess that exceeds the Adjustment Amount Escrow for the actual number of days between the Closing Date and the date the payment is made by wire transfer of immediately available funds to a bank account or bank accounts designated by Buyers in writing. Notwithstanding anything to the contrary in this Agreement, and regardless of any other means of obtaining payment, Buyers shall have the right, but not the obligation, to offset any amount in the Indemnification Holdback Escrow Account (upon determination of the Final Closing Statement) by the amount by which the Adjustment Amount to be paid by Sellers to Buyers exceeds the Adjustment Amount Escrow, without giving effect to the limitations set forth in
Section 12.4(b).

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               (ii)   In the event the Adjustment Amount is to be paid by
Buyers, the entire amount of the Adjustment Amount Escrow Account shall be distributed to Sellers and Buyers shall pay the Adjustment Amount to Sellers, plus Interest on the Adjustment Amount, for the actual number of days between the Closing Date and the date the payment is made, by wire transfer of immediately available funds to a bank account or bank accounts designated by Sellers in writing.

               (iii) Any amounts payable under this Section 3.4 shall be distributed or paid on or before the Post-Closing Payment Date. If the Adjustment Amount is paid after the Post-Closing Payment Date, interest at a rate equal to the lesser of 18% per annum and the maximum rate permitted by law shall be added: (A) in the case of a payment made by Sellers, to the portion of the Adjustment Amount which exceeds the Adjustment Amount Escrow and (B) in the case of a payment made by Buyers, to the Adjustment Amount, in each case for the actual number of days between the Post-Closing Payment Date and the date the payment is made.

     3.5   Prorations as of the Closing Date.

          (a) The parties agree that the following items attributable to the Transferred Assets and the Business shall be further adjustments to the Purchase Price (to the extent such items are not reflected in the adjustments to the Purchase Price contemplated by Sections 3.3 and 3.4) and, where necessary, prorated as of the Closing Time pursuant to the most recent information available to Sellers, with Sellers to be responsible for, and to receive the benefit of, the same, but only to the extent relating to any period prior to the Effective Time (any such amount that has not been paid by Sellers as of the Closing Time is referred to herein as "Sellers' Proration Amount"), and the Buyers to be responsible for, and to receive the benefit of, the same after the Effective Time (any such amount that has been prepaid by Sellers as of the Closing Time is referred to herein as "Buyers' Proration Amount"):

               (i)    Property Taxes and assessments for the current tax year;

               (ii) water, sewer and other utility charges and similar types of charges and installments or special benefit assessments;

               (iii)  electric, gas, telephone and other utility charges;

               (iv) rents, royalties and other amounts paid or payable to lessors under each of the Leases included in the Assumed Contracts;

               (v) rents, royalties and other amounts received or owed to a Seller with respect to each of the Leases included in the Assumed Contracts in which a Seller is the lessor or sublessor of the Lease; and

               (vi) accrued but unpaid wages, salary or other compensation (but excluding any "Retention Bonuses" payable to Randall K. Foote or R.L. Moore pursuant to each such employee's Key Executive Retention and Severance Agreement, which shall be the sole responsibility of Sellers).

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          (b)  If the final Property Tax rates or assessed value for the current
Tax year is not established as of the date of the calculation of the above proration, then such proration shall be based on the Property Tax rates or assessed value in effect for the preceding Tax year.

SECTION 4.  CLOSING.

     4.1 Closing Date. The Closing shall take place at 10:00 a.m., local time at the place of the Closing, on the date that is two (2) Business Days after the satisfaction or written waiver of all of the conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby, as set forth in Section 9 and Section 10 of this Agreement, at the offices of Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, or at such other time, date and place as shall be fixed by agreement among the parties hereto (the date of the Closing being herein referred to as the "Closing Date", and the time of the Closing being herein referred to as the "Closing Time"). The Closing shall be effective for tax and accounting purposes and for purposes of the Adjustment Amounts pursuant to Section 3.4 of this Agreement as of 12:01 a.m., mountain time, on the Closing Date (the "Effective Time").

     4.2   Closing Deliveries. At the Closing on the Closing Date:

          (a) Sellers shall sell, assign, transfer and convey or cause to be sold, assigned, transferred and conveyed, the MPI Transferred Assets to IMNM and the EPI Transferred Assets to HBLLC, in each case free and clear of all Encumbrances, other than Permitted Encumbrances. Such sale, assignment, transfer and conveyance shall be effected, evidenced or accompanied by delivery by Sellers to Buyers of the following documents:

               (i) bills of sale and assignment, duly executed by the applicable Seller to the applicable Buyer, covering all of the Transferred Assets of such Seller (other than the Owned Real Property of such Seller), in each case as contemplated by Section 4.2(d);

               (ii) assumption agreements duly executed by the applicable Seller, pursuant to which the applicable Seller assigns and the applicable Buyer assumes the Assumed Liabilities of such Seller, in each case substantially in the form attached hereto as Exhibit D;

               (iii) special warranty deeds covering the Owned Real Property as contemplated by Section 4.2(d), duly executed by the applicable Seller to the applicable Buyer;

               (iv) a certificate from each Seller dated the Closing Date and duly executed by an officer of each Seller to the effect that the conditions set forth in Section 9 have been satisfied;

               (v)    a certified copy of the Final Sale Order;

               (vi)   the Bank Guaranty Release;

               (vii)  the DIP Guaranty Release;

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               (viii) a transition services agreement, in substantially the form of Exhibit E hereto providing for such services as shall be mutually agreed by MissChem and Buyers, duly executed by MissChem;

               (ix) special warranty deeds executed by the applicable Seller to the applicable Buyer transferring the Leases and assignments of the Water Rights executed by the applicable Seller, in each case as contemplated by
Section 4.2(d) (other than the Water Rights relating to the Pecos River), and such additional forms, if any, required by the applicable Governmental Authority, and a quitclaim assignment executed by the applicable Seller to the applicable Buyer transferring the Water Rights relating to the Pecos River as contemplated by Section 4.2(d);

               (x) copies of any Required Consents, each duly executed by the applicable Governmental Authority or other applicable Person;

               (xi) a certificate of non-foreign status of Sellers which meets the requirements of Treasury Regulation Section 1.1445-2(b)(2); and

               (xii) the Records (other than the Excluded Records) to the extent that such Records are not located at facilities on the Real Property, and including Records which constitute the financial records of Sellers with respect to the Business in a digital media format to the extent such records currently exist in a digital media format.

          (b) (x) IMNM shall accept and assume all of the right, title and interest in and to the MPI Transferred Assets sold, assigned, transferred and conveyed to IMNM by MPI, and IMNM shall accept and assume all of the rights, obligations and duties of the IMNM Assumed Liabilities, and (y) HBLLC shall accept and assume all of the right, title and interest in and to the EPI Transferred Assets sold, assigned, transferred and conveyed to HBLLC by EPI, and shall accept and assume all of the rights, obligations and duties of the HBLLC Assumed Liabilities. Buyers shall deliver the following to Sellers:

               (i)    the Closing Payment;

               (ii) a certificate from each Buyer dated the Closing Date and duly executed by an officer of each Buyer to the effect that the conditions set forth in Section 10 have been satisfied;

               (iii) bills of sale and assignment, duly executed by the applicable Buyer covering all of the Transferred Assets of the applicable Seller (other than the Owned Real Property of such Seller), in each as contemplated by
Section 4.2(d);

               (iv) assumption agreements duly executed by the applicable Buyer, pursuant to which IMNM assumes the IMNM Assumed Liabilities, and HBLLC assumes the HBLLC Assumed Liabilities, in substantially the form attached hereto as Exhibit D;

               (v) a transition services agreement, in substantially the form of Exhibit E hereto providing for such services as shall be mutually agreed by IMNM and Sellers, duly executed by IMNM; and

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               (vi)   any documents required by any Governmental Authority to be executed by Buyers in connection with the transfer of the Leases and the Water Rights.

          (c) the applicable Buyer shall pay all Cure Amounts directly to the applicable parties to the Assumed Contracts and in such amounts as set forth on the Disclosure Schedule, Section 5.17, (or in such other amounts or on such other terms as may be agreed to by such Buyer and such parties), in accordance with the wire instructions provided by Sellers to such Buyer at the Closing.

          (d) At the request of Buyers or Sellers, Buyers and Sellers agree to execute and deliver at Closing such additional bills of sale and assignment, assumption agreements and special warranty deeds or, in the case of Water Rights relating to the Pecos River, quitclaim deeds, in each case as shall be reasonably necessary to record title to the Transferred Assets (or any portion thereof) in the applicable filing jurisdiction or otherwise reflect the transfer of the Transferred Assets and the assumption of the Assumed Liabilities, in each case in a form mutually agreed by Buyers and Sellers, provided that such bills of sale and assignment, assumption agreements and special warranty or quitclaim deeds shall be consistent with the terms and conditions of this Agreement and shall not purport to assign any rights, title or interest in assets other than the Transferred Assets or assume any liabilities other than the Assumed Liabilities.

SECTION 5.  SELLERS' REPRESENTATIONS AND WARRANTIES.

     Sellers hereby jointly and severally represent and warrant to Buyers as follows (except as set forth on Schedule 5 hereto, such schedule being referred to herein as the "Disclosure Schedule"):

     5.1 Authorization for Agreement and Consent. Subject to Bankruptcy Court approval, Sellers have all requisite corporate power and authority to enter into this Agreement and to sell, assign, transfer and convey the Transferred Assets to the applicable Buyer under this Agreement. The execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions of Sellers. Subject to Bankruptcy Court approval, this Agreement constitutes, and, when executed by Sellers, any documents or instruments to be executed and delivered by Sellers pursuant hereto will constitute, legal, valid and binding obligations of Sellers, as applicable, enforceable in accordance with their terms.

     5.2   Organization of Sellers.

          (a) MPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and has the corporate power and authority to own, use, and operate its properties (including, but not limited to, the MPI Transferred Assets) and to carry on the Business as it is now being conducted. MPI is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

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          (b)  EPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and has the corporate power and authority to own, use, and operate its properties (including, but not limited to, the EPI Transferred Assets) and to carry on the Business as it is now being conducted. EPI is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

          (c) MissChem owns 100% of the Equity Interests in MPI. MPI owns 100% of the Equity Interests in EPI, and neither MPI nor EPI owns any Equity Interests in any other Person.

     5.3 Consents and Approvals. No consent, approval, authorization of, declaration, filing, or registration with, any Governmental Authority, is required to be made or obtained by Sellers in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) approval of the Bid Procedures Order by the Bankruptcy Court, (b) approval by the Bankruptcy Court via entry of the Sale Order, (c) the filing of a notification and report form under the HSR Act, if applicable, and the expiration or earlier termination of the applicable waiting period thereunder, (d) consents, approvals, authorizations, declarations, or rulings identified on the Disclosure Schedule, Section 5.3, and
(e) consents, approvals, authorizations, declarations, or rulings the failure of which to make or obtain would not have a Material Adverse Effect.

     5.4 No Violations. Neither the execution, delivery, or performance of this Agreement by Sellers, nor the consummation by Sellers of the transactions contemplated hereby, nor compliance by Sellers with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the Organizational Documents of Sellers; (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, or other instrument or obligation to which Sellers are a party or by which Sellers' properties or assets may be bound or affected; (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Sellers or to Sellers' properties or assets;
(d) result in the creation or imposition of any Encumbrance on the Transferred Assets other than Permitted Encumbrances; or (e) cause the suspension or revocation of any Permit or Environmental Permit (pursuant to the terms of such Permit) necessary for Sellers or, after the Closing, Buyers, to conduct the Business as currently conducted, except in the case of clauses (b), (c), (d), and (e) for violations, breaches, defaults, terminations, cancellations, vestings, payments, exercises, accelerations, creations, impositions, suspensions, or revocations that (x) are excused by or the enforcement of remedies relating thereto are stayed by the Bankruptcy Court or the applicability of any provision of the Bankruptcy Code, (y) would not have a Material Adverse Effect, or (z) are set forth on the Disclosure Schedule,
Section 5.4.

     5.5 No Default. Except as set forth on the Disclosure Schedule, Section 5.5, Sellers are not in violation, breach of, or default under (and no event has occurred that with notice or the lapse of time would constitute a violation, breach of, or a default under) any term, condition, or provision of (a) their Organizational Documents, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment, or other instrument, or obligation to which a Seller is a party or by which the Transferred Assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule, or regulation applicable to the Transferred Assets, or (d) any Permit, Environmental Permit, license, governmental authorization, consent, or approval necessary for Sellers to conduct the Business as currently conducted, except in the case of clauses
(b), (c) and (d), for those violations, breaches or defaults that (i) occurred prior to or upon the commencement of the Bankruptcy Cases and that are excused by or the enforcement of remedies relating thereto are stayed by the Bankruptcy Court or the applicability of any provision of the Bankruptcy Code or (ii) would not have a Material Adverse Effect.

     5.6   Real Property.

          (a) The Disclosure Schedule, Section 5.6 contains (i) a complete list of all real property that is owned by either Seller (such real property, together with all rights, title, privileges and appurtenances pertaining thereto, shall be collectively referred to as the "Owned Real Property") and
(ii) a list of each lease of real property under which either Seller is a lessee, lessor, sublessee or sublessor, including leases under which either Seller has the right to explore, mine or remove potash or other minerals (the "Leased Real Property"). The Owned Real Property and the Leased Real Property are sometimes collectively referred to as the "Real Property".

          (b) Except as set forth on the Disclosure Schedule, Section 5.6, the Permitted Encumbrances and those Encumbrances that will be released pursuant to the Sale Order, Sellers have (i) good title in fee simple to the Owned Real Property and to all plants, buildings and improvements thereon and (ii) good leasehold title to the Leased Real Property (such that Sellers are entitled to all production (and proceeds thereof) from the Owned Real Property and the Leased Real Property subject only to the royalties under the Leases, as the same may be redetermined from time to time, and the overriding royalty interests described in Exhibit A) and to all plants, buildings and improvements thereon.

          (c) To the extent such are in Sellers' possession, true and complete copies of each lease under which a leasehold interest in the Leased Real Property is held by a Seller (the "Leases") (including all amendments, modifications, extensions and supplements thereto) have been made available to Buyers. With respect to the Leases, except as set forth on the Disclosure Schedule, Section 5.6, no breach or event of default on the part of Sellers or, to the Knowledge of Sellers, no breach or event of default on the part of any other party thereto, and no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default under any term, covenant or condition of such Leases, has occurred and is continuing unremedied that would have a Material Adverse Effect.

     5.7 Title to Tangible Property. Sellers have good and valid title to all of the tangible personal property constituting Transferred Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

                                       27

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     5.8   Permits and Environmental Permits.

          (a) MPI has all Permits and Environmental Permits that are necessary for the conduct of the Business as it is being conducted by MPI as of the date of this Agreement other than Permits or Environmental Permits the failure to possess which would not have a Material Adverse Effect. All such Permits and Environmental Permits described in the preceding sentence held by MPI are listed on the Disclosure Schedule, Section 5.8 and are in full force and effect. Except as set forth on the Disclosure Schedule, Section 5.8, no violations are occurring or have been committed during the 6-month period prior to the date hereof in respect of any such Permit or Environmental Permit other than such violations which did not, or, to the Knowledge of Sellers, would not have a Material Adverse Effect, and no Proceeding is pending or, to the Knowledge of Sellers, Threatened to revoke or limit any such Permit or Environmental Permit.

          (b) EPI has not conducted any material business or operated its mines or any of its other facilities since December 31, 1997. EPI has all Permits and Environmental Permits that are necessary for the conduct of the Business as it is being conducted by EPI as of the date of this Agreement other than Permits or Environmental Permits the failure to possess which would not have a Material Adverse Effect. All Permits and Environmental Permits held by EPI are listed on the Disclosure Schedule, Section 5.8, and are in full force and effect except as set forth on such Schedule. Except as set forth on the Disclosure Schedule,
Section 5.8, no violations are occurring or have been committed during the 6-month period prior to the date hereof in respect of any such Permit or Environmental Permit other than such violations which did not, or, to the Knowledge of Sellers, would not have a Material Adverse Effect, and no Proceeding is pending or, to the Knowledge of Sellers, Threatened to revoke or limit any such Permit or Environmental Permit. To the Knowledge of Sellers, the BLM has not Threatened that the EPI mines are no longer in [active mine] status or that EPI is required to commence reclamation of its mines and related facilities.

     5.9 Litigation. Except for the Bankruptcy Cases and as set forth on the Disclosure Schedule, Section 5.9, there is no (i) Proceeding pending or, to Sellers' Knowledge, Threatened against either Seller, the outcome of which would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) material judgment, decree, injunction, or order of any Governmental Authority or arbitrator outstanding against Sellers.

     5.10  No Finder's Fee. Except as set forth in the Disclosure Schedule,
Section 5.10, no Person is entitled to any brokerage, financial advisory, finder's, or similar fee or commission payable by Buyers or any of their Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers or MissChem.

     5.11 Financial Statements. The audited, consolidated balance sheets of Sellers (including the notes thereto) as of June 30, 2001 and June 30, 2002, and the related audited statements of operations and cash flows for the years then ended (the "Audited Statements"), the unaudited, consolidated balance sheet of Sellers as of June 30, 2003 and as of September 30, 2003, and the related unaudited statements of operations, and cash flows for the periods then ended (collectively with the Audited Statements, the "Financial Statements") are as set forth in the Disclosure Schedule, Section 5.11. The Financial Statements have been prepared in

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accordance with United States generally accepted accounting principles ("GAAP")
applied on a consistent basis throughout the periods covered thereby (except as noted therein) and fairly present in all material respects the financial position and the related results of operations and cash flows of Sellers for the dates and periods covered thereby. Upon the delivery of the Audited June 30 Statements by Sellers to Buyers, the Audited Statements and the Disclosure Schedule, Section 5.11 shall be deemed to include the Audited June 30 Statements, and the Financial Statements and the Disclosure Schedule, Section
5.11 shall be deemed to exclude the unaudited, consolidated balance sheet of Sellers as of June 30, 2003, and the related unaudited statement of operations and cash flows for the year then ended.

     5.12  Legal Compliance. Except as disclosed in the Disclosure Schedule,
Section 5.12, Sellers are not in violation of, nor have Sellers, been given notice or been charged with any violation of, any Legal Requirements except for such violations, notices, or charges that have not had or will not have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the Disclosure Schedule, Section 5.12, no investigation or review by any Governmental Authority is pending or, to the Knowledge of Sellers, Threatened against Sellers.

     5.13  Environmental. Except as set forth on the Disclosure Schedule,
Section 5.13 and in the Environmental Reports described thereon, and except as would not have a Material Adverse Effect:

          (a) (i) Sellers are in compliance with, and have complied in all respects with, and there are not, and have been no, violations of, any Environmental Laws related to the Business or the Transferred Assets; (ii) Sellers possess all environmental permits, certificates, consents or other settlement agreements, licenses, approvals, registrations and authorizations required for the operation of the Business and the Transferred Assets under all Environmental Laws ("Environmental Permits"); (iii) to the Knowledge of
Sellers, there are no Environmental Conditions on or affecting the Transferred Assets; (iv) Sellers have filed all material notices required under all Environmental Laws and Environmental Permits; (v) Sellers have made available to Buyers true and complete copies of all Environmental Reports; (vi) to the Knowledge of Sellers, the Real Property is not listed under any Environmental Law as a site requiring remediation of Hazardous Material, or the subject of any enforcement action or investigation, or citizen's suit, under any Environmental Law ("Identified Site"); (vii) Sellers have not transported or arranged for transportation of (directly or indirectly) to any Identified Site any Hazardous Materials generated or created by the use, ownership or operation of the Transferred Assets or by the operation of the Business; (viii) to Sellers' Knowledge, there is not now, nor at any time in the past has there been, at, on or in any of the Transferred Assets, any (A) treatment, recycling, storage or disposal or any Hazardous Materials, or (B) surface impoundment, landfill lagoon or other containment facility for the temporary or permanent storage, treatment, or disposal of Hazardous Materials, in either case except in compliance with Environmental Laws.

          (b) To Sellers' Knowledge, there are no underground storage tanks currently or formerly located on the Real Property.

     5.14  Taxes.

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          (a)  Except as set forth on the Disclosure Schedule, Section 5.14,
Sellers have timely filed with the appropriate taxing authorities all Tax Returns required to be filed by them and have timely paid all Taxes owed by them. All Tax Returns filed by Sellers are correct and complete in all material respects. Neither Seller is currently the beneficiary of any extension of time to file any such Tax Return.

          (b) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Transferred Assets. Except as set forth on the Disclosure Schedule, Section 5.14, none of the Transferred Assets is property that is required to be treated for Tax purposes as being owned by any Person other than the Sellers.

          (c) Neither Seller has received any written notice from a taxing authority in a jurisdiction where it does not file Tax Returns that it may be subject to taxation by that jurisdiction.

          (d) All Taxes that Sellers are required by law to withhold or collect for all periods ending on or prior to the date hereof have been withheld or collected, and Sellers have timely paid all such Taxes due any Governmental Authority.

     5.15 Employee Matters. A complete and accurate list of all employees of MPI (the "Employees") on the date indicated therein is set forth on the Disclosure Schedule, Section 5.15. EPI has no employees and has not had any employees since June 30, 2000. Except as set forth in the Disclosure Schedule,
Section 5.15 and except as would not have a Material Adverse Effect:

          (a) With respect to the Employees, there are no pending or, to the Knowledge of Sellers, Threatened claims, trade disputes or controversies regarding employment, terms of employment or termination of employment including, but not limited to, any claims for unpaid wages, harassment or workmen's compensation.

          (b) The Mississippi Chemical Corporation Thrift Plan Plus (the "Sellers' 401(k) Plan") has been maintained in compliance with its material terms and in compliance with all material Legal Requirements. Sellers' 401(k) Plan has received a favorable determination letter from the Internal Revenue Service regarding its tax-qualified status within the preceding two (2) years, and Sellers know of no amendments or events subsequent to such favorable determination letter that would jeopardize the tax-qualified status of Sellers' 401(k) Plan.

          (c) No employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title IV of ERISA, sponsored by Sellers or any entity in the same controlled group as Sellers or under common control with Sellers as defined in Section 414 of the Code has, on a termination basis, liabilities greater than assets.

     5.16 Intellectual Property. Except for Trademark Registration Number 2000546, issued by the Patent and Trademark Office of the United States Department of Commerce, for Mississippi Potash, Inc. and Design, the registered owner of which trademark is MissChem, the Intellectual Property owned by MPI, together with the Licensed Intellectual Property identified in the Disclosure Schedule, Section 5.16, constitute all the material Intellectual Property rights used in the operation of the Business as conducted as of the date of this Agreement. Except as

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

would not have a Material Adverse Effect, to the Knowledge of Sellers, the products produced and sold in connection with the Business, and all Intellectual Property (other than Licensed Intellectual Property) used in the conduct of the Business as conducted as of the date of this Agreement, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party. Except as would not have a Material Adverse Effect, Sellers have no Knowledge of any Licensed Intellectual Property used in the conduct of the Business as conducted as of the date of this Agreement, that infringes upon, violates or constitutes the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party.

     5.17 Contracts and Cure Amounts. The Disclosure Schedule, Section 5.17 contains a complete and accurate list of all of the following contracts or agreements to which Sellers are a party or by which any of the Transferred Assets are bound (collectively, the "Scheduled Contracts"), (i) contracts or agreements pertaining to the borrowing of money (including any guarantees or Encumbrances relating thereto); (ii) contracts or agreements relating to any single capital expenditure in excess of $250,000; (iii) contracts or agreements for the purchase or sale of real property, any business or line of business or for any merger or consolidation; (iv) joint venture, limited liability company, limited partnership or partnership agreements; (v) Leases; (vi) licenses under which either Seller has the right to explore, mine or remove potash or other minerals; (vii) written agreements with Employees or oral agreements with Employees involving annual payments in excess of $80,000; (viii) collective bargaining agreements; (ix) contracts or agreements that individually require by their respective terms after the date hereof the payment or receipt of more than $250,000 during any 12-month period, or $1,000,000 in the aggregate; (x) contracts or agreements limiting the freedom of either Seller from engaging in any line of business in any geographic area or to compete with any Person; and
(xi) contracts or agreements which are not terminable by either Seller within one year after the Closing Date. Except as set forth on the Disclosure Schedule,
Section 5.17, (i) to Sellers' Knowledge, each Person that has any obligation or liability under any Scheduled Contract is in material compliance with each such Scheduled Contract and (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may result in a violation or breach of, or give either Seller or any other Person the right to declare a default under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Scheduled Contract. Sellers have not given or received from any other Person, at any time since June 30, 2003 any written notice or other written communication regarding any actual, alleged, possible, or potential material violation or breach of, or default under, any Scheduled Contract and, to the Knowledge of Sellers, no such violation, breach or default under any Scheduled Contract has been Threatened. Except as set forth on the Disclosure Schedule, Section 5.17, the consummation of the transactions contemplated by this Agreement do not require the consent of or notice to any Person pursuant to the Scheduled Contracts. The aggregate amount of all Cure Amounts, and the parties to whom such Cure Amounts are owed, as of the date hereof, are as set forth on the Disclosure Schedule, Section 5.17.

     5.18 No Changes; Conduct of Business. Except as set forth in the Disclosure Schedule, Section 5.18, since September 30, 2003, (a) the operations and affairs of the Business have been conducted in the ordinary course of business, and (b) there has been no event or change which has had, or will have, a Material Adverse Effect.

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

     5.19 Water Rights. Disclosure Schedule, Section 5.19 contains a complete list of all of the material Water Rights owned by each Seller. Except as set forth on the Disclosure Schedule, Section 5.19, the Permitted Encumbrances and those Encumbrances that will be released pursuant to the Sale Order, Sellers have good title to the Water Rights; provided that Sellers make no representations or warranties in this Agreement regarding Water Rights relating to the Pecos River. Sellers have not entered into any agreement or letter of intent to sell, lease, transfer, deposit in any "water bank" or make any other disposition of any Water Rights.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyers hereby jointly and severally represent and warrant to Sellers as follows:

     6.1 Authorization for Agreement and Consents. Each Buyer has all requisite limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company actions of such Buyer. This Agreement constitutes, and, when executed by a Buyer, any documents or instruments to be executed and delivered by such Buyer pursuant hereto will constitute, legal, valid and binding obligations of such Buyer enforceable in accordance with their terms.

     6.2 Organization. Each Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Mexico and has the limited liability company power and authority to own, use, and operate its properties and to carry on its business as it is now being conducted.

     6.3 No Violation. The execution and delivery of this Agreement and all other agreements, instruments and documents contemplated hereby by each Buyer and the consummation of the transactions contemplated hereby and thereby will not conflict with or violate or constitute a breach or default under the Organizational Documents of such Buyer or any provision of any mortgage, trust indenture, lien, lease, agreement, instrument, or court order, judgment or decree to which such Buyer is bound.

     6.4 Finder's Fees. No Person is entitled to any brokerage, financial advisory, finder's, or similar fee or commission payable by Sellers, MissChem or any of their Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either Buyer or their Affiliates.

     6.5 No Litigation. No Proceeding is pending or, to a Buyer's Knowledge, has been Threatened by or against a Buyer or any of their Affiliates which would materially and adversely affect the ability of a Buyer to consummate the transaction provided for in this Agreement.

     6.6 No Financing Contingency. Buyers have cash reserves or availability under their credit facilities to pay the Purchase Price in cash to Sellers on the Closing Date without other debt or equity financing. Buyers' obligations hereunder are not contingent upon procuring financing for the transaction contemplated hereunder.

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

     6.7 Informed Purchaser. Buyers are informed and sophisticated purchasers. Buyers have engaged expert advisors, experienced in the evaluation and purchase of property and assets such as those that are the subject of this Agreement and are involved in a bankruptcy case, and Buyers have undertaken such investigation and have been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyers acknowledge that Buyers have had complete and open access to the key employees, documents and facilities of the Business. Buyers further acknowledge that Sellers make no representation or warranty with respect to (a) any projections, estimates or budgets delivered to or made available to Buyers or any of their Affiliates, counsel, advisors, accountants or other representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Business or any other aspects of the Business or the Transferred Assets or (b) any other information or documents made available to Buyers or their counsel, advisors, accountants or other representatives with respect to the Business, except as expressly set forth in this Agreement.

SECTION 7.  COVENANTS.

     7.1   Sellers' Chapter 11 Bankruptcy Case.

          (a) This Agreement and the transactions contemplated hereby are contingent upon the approval and authorization of the Bankruptcy Court. Sellers shall file a motion (the "Sale Motion") within two (2) Business Days after the date hereof to seek approval by the Bankruptcy Court of: (1) at a first hearing, the Auction and Bid Procedures attached hereto as Schedule 7.1(a)(1) and (2) at a second hearing, the sale contemplated hereby (subject only to said Auction and Bid Procedures). Sellers shall use their commercially reasonable efforts to obtain the entry of the order approving the Auction and Bid Procedures in substantially the form attached hereto as Schedule 7.1(a)(2) (the "Bid Procedures Order") on or before 30 days after the date of this Agreement. Sellers shall use their commercially reasonable efforts to obtain the entry of the Sale Order in substantially the form attached hereto as Schedule 7.1(a)(3) on or before 75 days after the date of this Agreement.

          (b) Sellers shall provide notice of the Sale Motion to every Person with an interest in the Transferred Assets, the BLM, the PBGC, counter-parties to the Assumed Contracts, the State of New Mexico, and every Person reasonably requested by Buyers, in accordance with the notice provisions of the Bankruptcy Code and orders in the Bankruptcy Cases, including, without limitation, any applicable state taxing authority. The Notice of the Sale Motion shall provide, among other matters, that any objections to the Sale Motion shall be served upon counsel for Buyers.

          (c) Upon entry of the Bid Procedures Order and the Sale Order, Sellers shall promptly provide Buyers with notice of each such entry, and a copy of such Bid Procedures Order or Sale Order, as applicable.

     7.2 Access. From and after the date of this Agreement until the Closing Date, Sellers shall give Buyers and their employees, agents and authorized representatives reasonable access, during regular business hours and upon reasonable advance notice, to the Transferred Assets and

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

to such employees and records relating to the Transferred Assets or the Business, in each case, as are necessary to allow Buyers and their employees, agents and authorized representatives to make such inspections, to interview or confer with officers, employees, agents and representatives of the Sellers as Buyers believe necessary and appropriate with respect to the Transferred Assets or the Business. Sellers shall have the right to have a representative present at all times of any such inspections, interviews and examinations. Additionally, all records provided to Buyers pursuant to this Section will be deemed to be "Confidential Information" for purposes of the Confidentiality Agreement. Upon Buyers' request, MPI shall provide to Buyers such information and records regarding the Employees as Buyers may reasonably request, including, without limitation, the Employees' addresses, dates of birth, dates of hire, and dependent information, personnel files, performance evaluations, and other employment related documents. Buyers, however, shall not be entitled to access to any materials containing privileged communications (except with the written consent of the Sellers) or information about employees, disclosure of which might violate an employee's reasonable expectation of privacy. Notwithstanding the foregoing, at the request of Buyers, Sellers shall make available to Buyers any written performance evaluations of the Employees. Buyers expressly acknowledge that nothing in this Section 7.2 is intended to give rise to any contingency to Buyers' obligations to proceed with the transactions contemplated herein.

     7.3 HSR Act. If filings pursuant to and under the HSR Act are required in connection with the consummation of the transactions contemplated by this Agreement, Sellers and Buyers will promptly (and in no event later than ten Business Days after the date of this Agreement) compile and file (or will cause their "ultimate parent entity" (as determined for purposes of the HSR Act) to file) under the HSR Act such information respecting such party as the HSR Act requires.

     7.4 Consents. Sellers shall use their commercially reasonable efforts to obtain prior to Closing all consents of any Person not a party to this Agreement which are required to (i) transfer Sellers' interest in the Transferred Assets to Buyers, (ii) vest title in the Transferred Assets in Buyers, or (iii) permit Buyers to operate the Business without a default under, or breach, termination or acceleration of, any material Lease, contract or agreement (collectively, the "Required Consents"), a true and complete list of which Sellers represent is attached as Schedule 7.4 hereto. Buyers shall cooperate with Sellers to obtain all Required Consents. Sellers shall advise Buyers promptly in writing with respect to any Lease, contract or agreement when they know they will not receive any Required Consent.

     7.5 Conduct of the Business Pending Closing. Subject to any obligations as a debtor or debtor-in-possession under the Bankruptcy Code, from the date hereof until the Closing Date, Sellers shall use commercially reasonable efforts to conduct the Business in the ordinary course of business. Except as otherwise contemplated under this Agreement or as required by applicable Legal Requirements, from the date hereof until the Closing Date, without the prior written consent of Buyers:

          (a) Sellers shall not acquire a material amount of assets of any other Person;

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

          (b) Sellers shall not enter into any contract or agreement which will be an Assumed Contract with a term greater than one year or providing for payments by Buyers after the Closing in the aggregate of greater than $100,000;

          (c) Sellers shall not sell, lease, license, or otherwise surrender, relinquish, encumber, or dispose of the Transferred Assets other than dispositions of current assets (as defined under GAAP) or used or obsolete equipment in the ordinary course of business; provided such used or obsolete equipment is replaced with reasonable items of replacement equipment prior to the closing to the extent that such used or obsolete equipment is necessary for the conduct of the Business by Sellers as currently conducted; and provided further that Sellers may continue negotiating with the New Mexico State Engineer's Office regarding title to the Water Rights relating to the Pecos River, but shall not enter into any agreement or letter of intent for the sale, lease, transfer, deposit in any "water bank" or other disposition of any Water Rights;

          (d) Sellers shall not change any method of accounting or accounting practice used by them, except for any change required by GAAP;

          (e) Sellers shall use their commercially reasonable efforts to preserve their relationships with third parties and keep available the services currently provided to Sellers (excluding the impact of Sellers' rejection or potential rejection of any contracts or Sellers' good faith business judgment to terminate any contract with any vendor);

          (f) Sellers shall not obtain any rulings or make any elections with respect to Taxes, or enter into any agreements with any Taxing Authority, to the extent any such elections or agreements have or could reasonably be expected to have any affect on the Transferred Assets after the Closing;

          (g) Sellers shall not establish or increase the benefits under, or promise to establish, modify or increase the benefits under, any employee benefit plan (as defined in Section 3(3) of ERISA) in which Employees participate or otherwise increase the compensation payable to any Employees, except in accordance with existing plans and agreements consistent with past practice, or establish, adopt or enter into any collective bargaining agreement, service agreement, employment contract or related agreement (written or oral) with any Employee, or modify or amend any agreements contained in the Disclosure Schedule, Section 5.15; and

          (h)  Sellers shall not agree or commit to do any of the foregoing.

     7.6 Public Announcements. Buyers, on the one hand, and Sellers, on the other hand, agree that they will not issue any press release or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld, conditioned or delayed), except as may be required by Legal Requirements or the Bankruptcy Court.

     7.7 Financial Statements. From the date of this Agreement through the Closing Date, within twenty (20) days after the end of each applicable calendar month, Sellers shall provide Buyers with copies of Sellers' consolidated financial statements prepared in accordance with past practice for each calendar month ending subsequent to the date of this Agreement (the "Supplemental Financial Statements"), which shall be prepared in accordance with GAAP

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

applied on a consistent basis throughout the periods covered thereby (except that such Supplemental Financial Statements may not include footnotes and shall be subject to nonmaterial recurring year-end adjustments).

     7.8 Proceeds of Sale of Water Rights. If, within one (1) year following the Closing Date, either Buyer consummates, or enters into an agreement or letter of intent to consummate, any sale, lease, transfer, deposit in any "water bank" or other disposition of Water Rights, then, within ten (10) Business Days following the consummation of such sale, lease, transfer, deposit or other disposition, Buyers shall pay to Sellers, by wire transfer of immediately available funds to such account as Sellers shall designate, an amount in cash equal to fifty percent (50%) of the value of any cash proceeds received by either Buyer and, concurrently with the receipt of any non-cash consideration by Buyers, fifty percent (50%) of any non-cash consideration received by either Buyer, in each case with respect to such sale, lease, transfer, deposit or other disposition of Water Rights.

     7.9   Sellers' Employees.

          (a) Employment. At least three (3) Business Days prior to the Closing Date, IMNM shall offer employment to substantially all Employees not then absent from work because of a short-term or long-term disability (subject to IMNM's reasonable screening processes for potential employees) at rates of base compensation similar to the rates of base compensation of such Employees as of the date of this Agreement and with the benefits for Transferred Employees contemplated by Section 7.9(d). IMNM shall offer employment to substantially all Employees who did not receive an offer of employment prior to Closing because of their absence from work on account of a short-term disability (subject to the same screening processes and base compensation rates and benefits as outlined above) when each such Employee's short-term disability is lifted and the Employee again becomes fit to resume full-time work. Employees who accept IMNM's offer of employment (the "Transferred Employees") shall become employees of IMNM effective on the Closing Date or such later date as the offer of employment is made and accepted, and shall thereafter no longer be Employees of MPI. IMNM shall have sole responsibility for the payment of all wages, overtime, sick pay, taxes, withholdings, and employee benefits with respect to IMNM's employment of the Transferred Employees on and after the Closing Date.

          (b) Hiring Process. MPI shall assist IMNM in IMNM's efforts to evaluate and employ the Employees. Notwithstanding the foregoing, IMNM shall be solely responsible for any and all communications it makes to the Employees regardless of Sellers' involvement in such process or receipt of documents and materials to be distributed to the Employees. IMNM shall comply, at its own expense, with all laws in connection with its communications to the Employees, the process of offering employment to them, and the hiring and transition of such Employees.

          (c) Certain Employee Liabilities. From and after the Closing, IMNM shall assume all of the following liabilities, claims, obligations, costs or expenses (the "Assumed Employment Liabilities"): (i) supplemental unemployment benefits for Employees terminated by MPI in connection with the Closing (or after the Closing, if applicable in the case of Employees absent from work on account of a short-term disability) who are not made offers of

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

employment by IMNM, or for Transferred Employees subsequently terminated by IMNM within six months thereafter, the amounts of such benefits to be determined based on the benefit formula contained in MPI's Supplemental Unemployment Benefit Plan (including, as applicable, the payment of COBRA premiums) as amended through October 2, 2003, taking into account the Employees' or Transferred Employees' service with MPI, (ii) the Key Executive Retention and Severance Agreements dated October 2, 2003, between MPI and each of Randall K. Foote and R.L. Moore, as modified to delete any "Retention Bonus" amounts payable thereunder, which agreements (as so modified) shall be assumed by IMNM,
(iii) workers' compensation claims by Employees (whether arising before, on or after Closing); provided, however, that IMNM's liability with respect to worker's compensation claims attributable to incidents occurring before the Closing shall be limited to a total of $713,000, (iv) subject to Sellers' obligations pursuant to Section 7.9(e), claims under the WARN Act or similar state or local laws, including in connection with the termination of the Transferred Employees by MPI at Closing or by IMNM on or after the Closing and
(v) all accrued but unpaid vacation benefits and vacation pay (in each case, whether arising before, on or after Closing) due to Employees. With respect to the matters assumed in clause (i) and clause (v) (to the extent applicable to Employees not offered employment by IMNM), clause (ii) and clause (iii) (to the extent of worker's compensation claims attributable to incidents occurring before the Closing), MPI shall administer, or cause to be administered, and pay directly to the applicable Employees the amounts due to them, and Buyer shall reimburse MPI therefore within 15 days after receipt of an invoice therefore accompanied by appropriate documentation evidencing that such amounts have been paid to the Employees. IMNM shall also reimburse MPI for its out-of-pocket costs paid to Crawford & Co. in connection with the administration of MPI's worker's compensation claims attributable to incidents occurring before the Closing within 15 days after receipt of an invoice therefor accompanied by appropriate documentation evidencing such payments. Notwithstanding the foregoing, IMNM shall not assume or be liable for any liabilities, claims, obligations, costs or expenses (which liabilities, claims, obligations, costs and expenses shall constitute Excluded Liabilities) with respect to (A) accrued but unpaid wages, salary or other compensation (including incentive compensation) arising prior to or upon the Closing (other than the benefits or payments expressly described in clauses (i) through (v) above), (B) "Retention Bonus" amounts payable to Randall
K. Foote or R.L. Moore pursuant to each such individual's Key Executive Retention and Severance Agreement, (C) the Mississippi Chemical Corporation Retirement Plan, or (D) short-term or long-term disability benefits with respect to any former Employees receiving such benefits as of or prior to the Closing.

          (d) Employee Benefit Plans. All Transferred Employees shall be immediately eligible to participate in a health plan sponsored by IMNM, which plan shall have substantially similar terms, conditions, and benefits as those provided under the Intrepid Mining, LLC health plan and described on Schedule 7.9(d). In addition, Buyers intend to offer all Transferred Employees other benefits substantially similar to the corresponding benefits offered by Intrepid Mining, LLC to its employees. In addition, IMNM shall, to the extent permitted by applicable law, permit direct cash rollovers and direct rollovers of notes representing outstanding participant loans from the Mississippi Chemical Corporation Thrift Plan Plus (the "Seller's 401(k) Plan") to the Moab Salt, L.L.C. Employees' Savings Plan (the "Buyer's 401(k) Plan"), for those Transferred Employees who are otherwise eligible to become participants in Buyer's 401(k) Plan. Other than the foregoing obligations, IMNM shall decide, in its sole and absolute discretion, which, if any, employee benefit plans, programs, policies, or arrangements it shall

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

offer to Transferred Employees, and shall further decide, in its sole and absolute discretion, which Transferred Employees may participate in such employee benefit plans, programs, policies, or arrangements. Except as set forth in this Section 7.9, IMNM need not offer the same employee benefit plans, programs, policies or arrangements to all such Transferred Employees.

          (e) Health Care Continuation Coverage. Sellers shall pay and be solely liable for all liability, cost, expense, taxes and sanctions under
Section 4980B of the Code, and interest and penalties imposed upon, incurred by, or that arise by reason of or relate to any failure to comply with the health care continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, as amended ("COBRA Liabilities") (i) for any Employees who do not become Transferred Employees, (ii) for any qualified beneficiary (as defined in Section 4980B(g)(1) of the Code and Section 607(3) of ERISA) of individuals described in (i) above, (iii) for any Transferred Employee or qualified beneficiary of a Transferred Employee who does not elect to become covered under IMNM's group health plan in connection with the Transferred Employee's offer of employment with IMNM, provided that Sellers' obligation to provide group health plan coverage to any such individual shall terminate upon the date the individual becomes covered under the IMNM group health plan, and
(iv) for any other qualified beneficiary (as defined above) who became such prior to the Closing Date. IMNM shall be responsible for all COBRA Liabilities with respect to any Transferred Employee who becomes covered under an IMNM group health plan (as defined previously) upon employment with IMNM, and any qualified beneficiary (as defined previously) of that Transferred Employee who becomes a qualified beneficiary after the Transferred Employee becomes covered under IMNM's group health plan.

          (f) WARN Act. MPI shall provide the notice required by the WARN Act for any plant closing or mass layoff by MPI which takes place up to and including the Closing Date. Prior to the Closing Date, MPI shall, upon reasonable request from IMNM and approval of the Bankruptcy Court (if necessary), deliver such notice as agent of, and on behalf of IMNM for any plant closing or mass layoff occurring within sixty (60) days after the Closing Date. IMNM shall provide MPI with reasonable and adequate notice to permit MPI to fulfill its obligations under this Section. Sellers agree to pay all liability, cost, expense and sanctions (whether originally incurred by Buyers or Sellers) resulting from MPI's failure to provide the WARN Act notice in accordance with this Section (provided that IMNM shall have provided MPI with reasonable and adequate notice as contemplated by the preceding sentence). IMNM shall be solely responsible for providing the notice required by the WARN Act for any plant closing or mass layoff occurring more than sixty (60) days after the Closing Date.

          (g) No Employment or Third-Party Beneficiary Rights. The provisions of this Section 7.9 shall neither create any rights in any Transferred Employee to continued employment with IMNM for any specified period of time, nor create any third-party beneficiary rights in any Employee or, if hired by IMNM, any Transferred Employee, or any other Person (including any heir, beneficiary, executor, administrator, or representative of any Employee, Transferred Employee or any other Person claiming through any such employee or other Person), with respect to such employee's or other Person's employment or any term or condition thereof.

     7.10 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to do, or cause to be taken

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

all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement, including the fulfillment of the conditions set forth in Section 9 and Section 10 to the extent that the fulfillment of such is within the control of such party.

     7.11 Royalty Reduction. If, after the Closing Date, the BLM approves a reduction in royalties payable to the BLM under the Leases with respect to the mines included in the Transferred Assets as contemplated by the pending sylvite royalty rate reduction application filed by MPI, then within five (5) Business Days following receipt by Buyers of any refunds from the BLM in respect of such royalty reduction (a "Royalty Reduction Refund"), Buyers shall pay to Sellers, by wire transfer of immediately available funds to such account as Sellers shall designate, an amount equal to (a) 100% of (b)(i) the amount of such refund attributable to such reduction in royalties from August 1, 2000 (or the earliest retroactive date from which such reduction shall commence, if not August 1,
2000) through the Closing Date, less (ii) the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Buyers in cooperating with Sellers to obtain any such royalty reduction or refunds pursuant to the following sentence, less (iii) the portion of such refund attributable to 50% of such reduction in royalty rate (not to exceed a reduction in royalty rate of 1/2 of 1%) (the amount in clause (iii) is referred to as the "Reclamation Contribution Amount"). If Sellers receive any Royalty Reduction Refund directly from the BLM, then within five (5) Business Days following receipt by Sellers of such Royalty Reduction Refund, Sellers shall pay directly into any Funding Mechanism, by wire transfer of immediately available funds to the account for such Funding Mechanism designated by Buyers, the Reclamation Contribution Amount with respect to such Royalty Reduction Refund. Buyers shall cooperate with Sellers after the Closing to obtain any royalty reduction or refunds in respect of any royalty reduction for periods prior to the Closing. Any Reclamation Contribution Amounts shall be placed by Buyers into one or more accounts approved by the BLM as part of the Funding Mechanism for the purpose of funding the Assumed Reclamation Obligations.

     7.12 BLM Assignments. Buyers shall use their commercially reasonable efforts to obtain the approval of the BLM for the assignment of the applicable Leases from the applicable Seller to the applicable Buyer. For purposes of the foregoing sentence, Buyers shall, if necessary to obtain such consent, commit to provide a funding mechanism for the Assumed Reclamation Obligations in the form of a seven year funding schedule with an assumed rate of return of between five percent (5%) and six percent (6%) or any reasonable economic equivalent of such funding schedule (the "Funding Mechanism"); provided, however, that notwithstanding the actual amount of the Assumed Reclamation Obligations, for purposes of this Section 7.12, the Assumed Reclamation Obligations will be deemed to be the net present value, using a discount factor of between five percent (5%) and six percent (6%), as reasonably agreed to by Buyers and the BLM, of the sum of (i) $2,290,000 for the closure of the EPI facilities, payable seven years from the Closing Date, (ii) $951,881 for the closure of MPI's North facilities, payable 25 years from the Closing Date, (iii) $1,818,283 for the closure of MPI's East facilities, payable 15 years from the Closing Date, and
(iv) $2,290,768 for the closure of MPI's West facilities, payable 25 years from the Closing Date.

     7.13 Relief From PBGC. Sellers shall use their commercially reasonable efforts to arrange, as soon as reasonably practicable but no later than the Closing, for the Pension Benefit

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Guarantee Corporation (the "PBGC") to agree in a final and binding written instrument that (a) the PBGC has not made and shall not make any claim with respect to the Mississippi Chemical Corporation Retirement Plan during the previous five calendar years against the Transferred Assets, Buyers, any member of either Buyer's "controlled group" (as defined under Section 4001(1)(14) of ERISA) or any transferee of either Buyer with respect to the Transferred Assets and that (b) neither Buyers, nor any member of either Buyer's "controlled group", nor any transferee of either Buyer, has or shall have any liability whatsoever owing to the PBGC pursuant to ERISA for any benefits or other amounts that may be or become payable with respect to the Mississippi Chemical Corporation Retirement Plan.

     7.14 Mine Closure Liability. As reasonably requested by Sellers, Buyers shall cooperate with Sellers and shall use their commercially reasonable efforts to assist Sellers in obtaining one or more letters from the BLM releasing Sellers from any responsibility or liability for compliance with closure requirements relating to the potash mines and United States potassium leases included in the Transferred Assets. Such cooperation and assistance by Buyers shall include, at the request of Sellers, the execution and delivery by the applicable Buyer of one or more letters to Sellers and the BLM confirming such Buyer's assumption of the Assumed Environmental Liabilities and the Assumed Reclamation Obligations assumed by it pursuant to this Agreement.

     7.15 Buyers' Set-Off Rights. Notwithstanding anything herein to the contrary, Buyers shall have the right to deduct from and set-off against any post-Closing payment obligation of Buyers to Sellers, or either of them, hereunder, the amount, if any, by which the Adjustment Amount to be paid by Sellers exceeds the amount actually received by Buyers with respect thereto pursuant to Section 3.4(e). For the avoidance of doubt, Buyers shall have no obligation to offset any amount in the Indemnification Holdback Escrow Account pursuant to Section 3.4(e)(i) against any deficiency in the Adjustment Amount Escrow before exercising its set-off rights pursuant to this Section 7.15.

SECTION 8.  TAX MATTERS.

     8.1 Sales and Transfer Taxes. In accordance with Section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer under a plan confirmed under Section 1129 of the Bankruptcy Code shall not be taxed under any Law imposing a sales, use, value added, documentary, stamp, gross receipts, transfer, conveyance, stock, excise, real estate recording, other recording, authorization, filing or other similar Tax or fee (collectively, "Transfer Taxes"). The instruments transferring the Transferred Assets to the applicable Buyer shall contain the following endorsement:

     "Because this [instrument] has been authorized pursuant to an Order of the United States Bankruptcy Court for the Southern District of Mississippi relating to a plan of reorganization of the [Grantor], it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. Section 1146(c)."

In the event Transfer Taxes are assessed at Closing or at any time thereafter on the transfer of any Transferred Assets, such Taxes incurred as a result of the transactions contemplated hereby shall be paid by the applicable Buyer, and Buyers shall indemnify and hold harmless Sellers for

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

any such Transfer Taxes. The applicable Buyer shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes, if any, provided that Sellers shall prepare any such Tax Returns that are the primary responsibility of Sellers under applicable law. Sellers' preparation of any such Tax Returns shall be subject to the applicable Buyer's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Sellers shall reasonably cooperate with Buyers in procuring any available exemptions from any Transfer Taxes and shall reasonably cooperate in procuring any documentation that may be necessary to establish any such exemption.

     8.2 Cooperation on Tax Matters. After the Closing, Sellers will cooperate with Buyers, and Buyers will cooperate with Sellers, to the extent necessary in the preparation of all Tax Returns and will provide (or cause to be provided) any records and other information the other so reasonably requests and will provide the cooperation of its employees and auditors. Sellers will reasonably cooperate with Buyers and Buyers will reasonably cooperate with Sellers in connection with any Tax investigation, audit or other Tax Proceeding.

SECTION 9.  CONDITIONS PRECEDENT TO BUYERS' OBLIGATIONS.

     The obligations of Buyers hereunder are subject to the satisfaction on or prior to the Closing Date of the conditions set forth below (compliance with which or the occurrence of which may be waived in whole or in part in a writing executed by Buyers, unless such a waiver is prohibited by law).

     9.1 Representations and Warranties True. The representations and warranties made by Sellers in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date (other than those representations and warranties that address matters as of a particular date), with the same effect as though such representations and warranties had been made or given on and as of such date, and Buyers shall have received a certificate from each Seller dated as of the Closing Date signed by an officer of such Seller as to the satisfaction of this condition.

     9.2 Compliance with Agreement. Sellers shall have performed and complied in all material respects with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date (including the deliveries contemplated by Section 4.2(a)), and Buyers shall have received a certificate from each Seller signed by an officer of such Seller dated as of the Closing Date as to the satisfaction of this condition.

     9.3 Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Sale Order, in substantially the form attached hereto as Schedule 7.1(a)(3), and which Sale Order shall have been entered in a form reasonably satisfactory to Buyers, and the Sale Order shall not have been reversed, stayed, modified, or amended in any manner materially adverse to Buyers and shall have become a Final Sale Order.

     9.4 HSR Act. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act, if applicable, shall have expired or been terminated, and no action shall have been instituted by any Governmental Authority challenging

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

or seeking to enjoin the consummation of the transactions contemplated by this Agreement, which action shall not have been withdrawn or terminated.

     9.5 No Order. No statute, rule, regulation, executive order, decree, ruling, or preliminary or permanent injunction shall have been enacted, entered, promulgated, or enforced by any Governmental Authority or arbitrator that prohibits, restrains, enjoins, or restricts the consummation of the transactions contemplated by this Agreement that has not been withdrawn or terminated; and no claim, action, suit, arbitration, inquiry, Proceeding or investigation (each, an "Action") shall be pending by or before any Governmental Authority or arbitrator against Buyers or Sellers, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 9.5 shall not apply if either Buyer has directly solicited or encouraged any such Action.

     9.6 Consents and Approvals. Sellers shall have obtained and delivered to Buyers all Required Consents; provided that consents by the BLM shall be covered by the closing condition in Section 9.10 and shall not be Required Consents for purposes of this Section 9.6; and provided further that the consents to be obtained from the Federal Communications Commission set forth on the Disclosure Schedule, Section 5.3 shall not be Required Consents for purposes of this
Section 9.6.

     9.7 No Material Adverse Effect. Since the date of this Agreement, no event or occurrence shall have taken place which has had a Material Adverse Effect; provided, however, that Sellers shall have the opportunity to cure such Material Adverse Effect for a period of thirty (30) days from the date of such event or occurrence.

     9.8   No Casualty Loss. No Casualty Loss shall have occurred.

     9.9 Bank Releases. Sellers shall have delivered to Buyers copies of the Bank Guaranty Release and the DIP Guaranty Release.

     9.10 BLM Approvals. Subject to Buyers' compliance with Section 7.12, the BLM shall have approved the assignment of the Leases from each applicable Seller to each applicable Buyer.

SECTION 10. CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS.

     The obligations of Sellers hereunder are subject to the satisfaction on or prior to the Closing Date of the conditions set forth below (compliance with which or the occurrence of which may be waived in whole or in part in a writing executed by Sellers, unless such a waiver is prohibited by law).

     10.1 Representations and Warranties True. The representations and warranties made by Buyers in this Agreement that are qualified by materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date (other than those representations and warranties that address matters as of a particular date), with the same effect as though such representations and warranties had been made or given on and as of such date,

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

and Sellers shall have received a certificate dated as of the Closing Date signed by a manager of Buyer as to the satisfaction of this condition.

     10.2 Compliance with Agreement. Buyers shall have performed and complied in all material respects with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date (including the deliveries contemplated by Section 4.2(b), and Sellers shall have received a certificate dated as of the Closing Date signed by a manager of each Buyer as to the satisfaction of this condition.

     10.3 HSR Act. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act, if applicable, shall have expired or been terminated, and no action shall have been instituted by any Governmental Authority challenging or seeking to enjoin the consummation of the transactions contemplated by this Agreement, which action shall not have been withdrawn or terminated.

     10.4 No Order. No statute, rule, regulation, executive order, decree, ruling, or preliminary or permanent injunction shall have been enacted, entered, promulgated, or enforced by any Governmental Authority or arbitrator that prohibits, restrains, enjoins, or restricts the consummation of the transactions contemplated by this Agreement that has not been withdrawn or terminated; and no Action shall be pending by or before any Governmental Authority or arbitrator against Buyers or Sellers, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 10.4 shall not apply if either Seller has directly solicited or encouraged any such Action.

     10.5 Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Sale Order in substantially the form attached hereto as Schedule 7.1(a)(3), and such Sale Order shall not have been reversed, stayed, modified or amended in any manner materially adverse to Sellers and shall have become a Final Sale Order.

     10.6 Bank Releases. Sellers shall have received the Bank Guaranty Release and the DIP Guaranty Release.

SECTION 11. POST CLOSING.

     11.1  Further Assurances.

          (a) Each party shall, from time to time at the reasonable request of another party hereto, and without further consideration, execute and deliver such other instruments of sale, transfer, conveyance, assignment, clarification, and termination, and take such other action as the party making the request may reasonably require to effectuate the intentions of the parties and the transactions contemplated hereunder and related hereto, including those required to sell, transfer, convey and assign to, and vest in the applicable Buyer, and to place the applicable Buyer in possession of the applicable Transferred Assets, and to transfer, assign, or convey any Excluded Assets not owned by Sellers to a Seller. Sellers intend to convey the Transferred Assets to the applicable Buyer at Closing, and Buyers intend to assume the applicable Assumed Liabilities at Closing; provided, however, if it is determined after Closing that: (a) any of the Transferred Assets were not in fact conveyed to the applicable Buyer, and that any Transferred Assets are incorrectly held in the name of a Seller, (b) any Excluded Asset not owned by a Seller

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

was not conveyed to such Seller and that the title to such Excluded Asset is incorrectly in the name of a Buyer or (c) any Assumed Liability was not properly assumed by the applicable Buyer, then the parties shall take all such action necessary to promptly and correctly convey any such Transferred Assets to the applicable Buyer, or any such part of the Excluded Assets to the applicable Seller, or to cause the applicable Buyer to promptly and correctly assume any such Assumed Liabilities. To the extent all Required Consents from any Governmental Authority have not been obtained by Sellers at or prior to the Closing and Buyers, if applicable, elect to waive the condition to Closing set forth in Section 9.6 above, Sellers shall reasonably cooperate with Buyers to obtain all such Required Consents after the Closing Date.

          (b) Buyers shall cooperate with Sellers to take such actions as may be necessary to cause Buyers to assume, and Sellers to be released from any liabilities or obligations in respect of, the Assumed Litigation, including such action as may be necessary to substitute the applicable Buyer in place of the applicable Seller as the party in each of the matters comprising the Assumed Litigation.

     11.2 Books and Records; Personnel. Except in the ordinary course of business of such party regarding its own general records or in compliance with such party's general record retention policies, until the seventh anniversary of the Closing Date, Buyers and Sellers will maintain all books and records, including electronic and computerized records, that relate to the pre-Closing business, operations, assets and properties related to the Business, and shall give each other party full and complete access during regular business hours and on reasonable prior notice, to all such books, records, and personnel to the extent reasonably required to enable such other party to satisfy its respective obligations hereunder or under applicable law. In addition to the foregoing, neither Sellers nor Buyers shall, without ninety (90) days prior written notification (a "Destruction Notice") to the other parties, destroy any pre-Closing books and records, including electronic and computerized records, related to the Business, unless such destruction is to occur in the ordinary course of business of the party destroying such books and records, or in compliance with such party's general record retention policies. Following receipt of a Destruction Notice, if a Seller or a Buyer, as applicable, advises the other party or parties in writing within such ninety (90) day period, the applicable party will promptly deliver the applicable books and records to the other.

     11.3 Laguna Toston. At Buyers' expense, Buyers agree to engage a third party to provide duck hazing services at Laguna Toston in the manner currently conducted for twelve months following the date of this Agreement and to cooperate with Sellers to monitor the status of the conditions at Laguna Toston to the extent reasonably requested by Sellers.

SECTION 12. INDEMNIFICATION.

     12.1 Indemnification by Sellers. From and after the Closing, to the fullest extent permitted by law, Sellers shall indemnify, defend and hold each Buyer, and each Buyer's Affiliates, and their respective direct and indirect shareholders, partners, officers, directors, members, representatives, managers, employees, agents and assigns (each a "Buyers Indemnified Party") harmless, from and against any and all Damages incurred by any Buyers Indemnified Party in connection with or arising or resulting from any one or more of the following:

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

          (a) any misrepresentation or breach of any representation or warranty, without regard to qualifications as to Knowledge, materiality or Material Adverse Effect contained in such representations and warranties (provided that Sellers shall under no circumstances be obligated to indemnify, defend or hold harmless any Buyers Indemnified Party pursuant to this Section 12.1(a) for any misrepresentation or breach of a representation or warranty made by Sellers in this Agreement if, on the date hereof, a Buyer had Knowledge of such misrepresentation or breach), or breach of any covenant or obligation of a Seller under this Agreement which by its nature is intended to be performed after Closing; provided, however, that for purposes of Sellers' indemnification obligations pursuant to this Section 12.1(a) with respect to Environmental Conditions which are a breach of Sellers' representations and warranties in
Section 5.13, Sellers shall not be deemed to be in breach of such representations and warranties and shall have no obligation to indemnify Buyers hereunder to the extent that Sellers did not have Knowledge as of date of this Agreement of the Environmental Conditions giving rise to an indemnification claim.

          (b) any failure by Sellers to comply with any applicable transfer laws or similar laws, and any claims against Buyer by creditors of Sellers or any Affiliate of Sellers (except with respect to the Assumed Liabilities);

          (c) the possession, ownership, use, or operation of the Transferred Assets prior to Closing other than the Assumed Liabilities;

          (d)  the Excluded Liabilities;

          (e)  the enforcement of indemnification rights under this Section
12.1.

     12.2  Indemnification by Buyers.

          (a) From and after the Closing, to the fullest extent permitted by law, IMNM shall indemnify, defend and hold each Seller, and each Sellers' Affiliates, and their respective direct and indirect shareholders, partners, officers, directors, members, representatives, managers, employees, agents and assigns (each a "Sellers Indemnified Party") harmless, from and against any and all Damages incurred by any Sellers Indemnified Party in connection with or arising or resulting from any one or more of the following:

               (i) any misrepresentation or breach of any representation or warranty of IMNM, without regard to qualifications as to Knowledge or materiality contained in such representations and warranties (provided that IMNM shall under no circumstances be obligated to indemnify, defend or hold harmless any Sellers Indemnified Party pursuant to this Section 12.2(a)(i) for any misrepresentation or breach of a representation or warranty made by IMNM in this Agreement if, on the date hereof, a Seller had Knowledge of such misrepresentation or breach), or breach of any covenant or obligation of a IMNM under this Agreement which by its nature is intended to be performed after Closing;

               (ii) any Environmental Condition at, on or under or arising from any of the MPI Transferred Assets arising from IMNM's possession, ownership, use, or operation of the MPI Transferred Assets after the Closing, including any loss, property damage, injury to, or death of any third-party arising therefrom;

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

               (iii) arising from IMNM's possession, ownership, use or operation of the MPI Transferred Assets after the Closing (except that IMNM shall have no duty to indemnify under this Section 12.2(a)(iii) with respect to any Environmental Condition, which is covered exclusively by the provisions of
Section 12.2(a)(ii));

               (iv)  the IMNM Assumed Liabilities; and

               (v)   the enforcement of indemnification rights under this
Section 12.2(a).

          (b) From and after the Closing, to the fullest extent permitted by law, HBLLC shall indemnify, defend and hold each Sellers Indemnified Party harmless, from and against any and all Damages incurred by any Sellers Indemnified Party in connection with or arising or resulting from any one or more of the following:

               (i) any misrepresentation or breach of any representation or warranty of HBLLC, without regard to qualifications as to Knowledge or materiality contained in such representations and warranties (provided that HBLLC shall under no circumstances be obligated to indemnify, defend or hold harmless any Sellers Indemnified Party pursuant to this Section 12.2(b)(i) for any misrepresentation or breach of a representation or warranty made by HBLLC in this Agreement if, on the date hereof, a Seller had Knowledge of such misrepresentation or breach), or breach of any covenant or obligation of HBLLC under this Agreement which by its nature is intended to be performed after Closing;

               (ii) any Environmental Condition at, on or under or arising from any of the EPI Transferred Assets arising from HBLLC's possession, ownership, use, or operation of the EPI Transferred Assets after the Closing, including any loss, property damage, injury to, or death of any third-party arising therefrom;

               (iii) arising from HBLLC's possession, ownership, use or operation of the EPI Transferred Assets after the Closing (except that HBLLC shall have no duty to indemnify under this Section 12.2(b)(iii) with respect to any Environmental Condition, which is covered exclusively by the provisions of
Section 12.2(b)(ii));

               (iv)  the HBLLC Assumed Liabilities; and

               (v)   the enforcement of indemnification rights under this
Section 12.2(b).

     12.3 Indemnification Procedures. If any Buyers Indemnified Party or Sellers Indemnified Party (each, an "Indemnified Party") receives notice of any claim or the commencement of any Proceeding by any Person other than the parties to this Agreement or their Affiliates (a "Third Party Claim") with respect to which another party (each, an "Indemnifying Party") is obligated to indemnify pursuant to Section 12.1 or Section 12.2, the Indemnified Party shall promptly give the Indemnifying Party or Parties written notice thereof. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of Damages that has been or may be sustained by the Indemnified Party in connection therewith. In the event of a Third Party Claim, the Indemnifying Party shall be

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

entitled to assume and control the defense, appeal or settlement of such Third Party Claim and to appoint counsel of the Indemnifying Party's choice to represent the Indemnifying Party in connection with such Third Party Claim. The Indemnified Party shall cooperate with the Indemnifying Party and its counsel and be allowed to participate in such defense and, at the Indemnified Party's reasonable expense (provided that the Indemnifying Party shall pay the reasonable attorney's fees of separate counsel for the Indemnified Party if the Indemnified Party shall have reasonably concluded that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel), make available to the Indemnifying Party all witnesses, records, materials, and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as may be reasonably requested by the Indemnifying Party, and in contesting any claim, demand or Proceeding which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or Proceeding in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person. The Indemnifying Party or its counsel shall keep the Indemnified Party reasonably and periodically informed as to the status of the Third Party Claim. If the Indemnifying Party fails to assume the defense, appeal or settlement of any Third Party Claim within twenty (20) Business Days after receipt of notice thereof from the Indemnified Party (or sooner if the nature of the Third Party Claim so requires), the Indemnified Party shall be entitled to undertake the defense, appeal or settlement of such Third Party Claim and, if such Third Party Claim is one for which the Indemnified Party is entitled to be indemnified under this Article 12, such defense, appeal or settlement of such Third Party Claim shall be at the expense of the Indemnifying Party. The Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld) before entering into or making any settlement, compromise or admission of the validity of any Third Party Claim or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise or admission, injunctive or other equitable relief would be imposed against the Indemnified Party.

     12.4  Limitations on Indemnification Obligations; Exclusive Remedies.

          (a) The aggregate liability of Sellers for all matters arising out of or related to this Section 12 (including, without limitation, attorneys' fees and other expenses incurred in connection with the defense of any claim pursuant to Section 12.3) shall not exceed an amount equal to the Indemnification Holdback. The aggregate liability of Buyers for all matters arising out of or related to this Section 12 (including, without limitation, attorneys' fees and other expense incurred in connection with the defense of any claim pursuant to
Section 12.3) shall not exceed an amount equal to $500,000; provided, however, that such limitation shall not apply to matters arising out of or related to
Section 12.2(a)(ii), (iii) or (iv) or (b)(ii), (iii) or (iv).

          (b) Sellers will be liable to the Buyers Indemnified Parties for Damages that are indemnifiable pursuant to this Section 12 only to the extent and in the amount that the aggregate amount of Damages that are indemnifiable pursuant to this Section 12 to all Buyers Indemnified Parties exceeds $100,000 (at which point the Buyers Indemnified Parties shall be entitled to indemnification amounts only in excess of such threshold amount). Buyers will be liable to the Sellers Indemnified Parties for Damages that are indemnifiable pursuant to this Section 12 only to the extent and in the amount that the aggregate amount of Damages that are indemnifiable pursuant to this Section 12 to all Sellers Indemnified Parties exceeds $100,000 (at

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

which point the Sellers Indemnified Parties shall be entitled to indemnification amounts only in excess of such threshold amount); provided, however, that such limitation shall not apply to matters arising out of or related to Section 12.2(a)(ii), (iii) or (iv) or (b)(ii), (iii) or (iv).

          (c) No party will have any obligation to indemnify any Sellers Indemnified Party or Buyers Indemnified Party for any incidental, special or consequential damages.

          (d) To the extent any Damages of an Indemnified Party are reduced by receipt of payment under insurance policies (such net payment, a "Reimbursement"), such Reimbursement shall be credited against any such Damages. If any Reimbursement is obtained subsequent to payment by an Indemnifying Party in respect of any Damages, such Reimbursement shall be promptly paid over to the Indemnifying Party.

          (e) Except in the case of fraud, from and after the Closing, (x) the indemnification provided in this Section 12 shall be the sole and exclusive remedy of any party hereto arising out of, related to, in connection with or with respect to this Agreement, including without limitation, any breaches of covenants, representations or warranties, and indemnifiable events under this
Section 12, and (y) each of the parties hereby waives, to the fullest extent it may lawfully do so, any other rights, causes of action, remedies or Damages that it may have or assert against the other party in connection with this Agreement and the transactions, if any, contemplated hereby, whether under statutory or common law, any Environmental Law, or securities, trade regulation or other Legal Requirements. Notwithstanding the foregoing, the limitations set forth in this Section 12.4(e) shall not apply to claims by a Sellers Indemnified Party under Section 12.2(a)(ii), (iii) or (iv) or (b)(ii), (iii) or (iv).

          (f) Notwithstanding the other provisions of this Article 12, to the extent, if at all, that New Mexico Statutes Annotated ("NMSA") 1978, Sec. 56-7-1 is applicable, no provision of this Agreement purports or shall be construed or applied to require any Indemnifying Party to indemnify, hold harmless, insure or defend any Indemnified Party against liability, claims, damages, losses or expenses, including attorney fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligent act or omission of the Indemnified Party, its officers, employees or agents.

          (g) Notwithstanding the other provisions of this Article 12, to the extent, if at all, that NMSA 1978, Sec. 56-7-2 is applicable, no provision of this Agreement purports or shall be construed or applied to require any Indemnifying Party to indemnify any Indemnified Party against loss or liability for damages arising from the sole or concurrent negligence of such Indemnified Party or its agents or employees, the sole or concurrent negligence of an independent contractor who is directly responsible to such Indemnified Party, or an accident that occurs in operations carried on at the direction or under the supervision of such Indemnified Party or an employee or representative of such Indemnified Party or in accordance with methods and means specified by such Indemnified Party or employees or representatives of such Indemnified Party.

     12.5 Release of Indemnification Holdback for Indemnification Claims. Upon the resolution of any claim for Damages by any Buyers Indemnified Party pursuant to this Section 12, an amount equal to the indemnification payment, if any, to which such Buyers

Indemnified Party is entitled shall be released to Buyers from the Indemnification Holdback. On the date which is six (6) months after the Closing Date, Buyers and Sellers shall promptly cause the Earnest Money Escrow Agent to pay to Sellers by wire transfer an amount equal to any amounts remaining in the Indemnification Holdback Escrow Account (including any interest that has been added thereto), less the amount of Buyers' reasonable estimate of any outstanding claim or claims for Damages which, as of such date, have not yet been fully and finally resolved. Any amounts remaining in the Indemnification Holdback Escrow Account after any indemnification payments contemplated by this
Section 12 have been made by Sellers to any Buyers Indemnified Party shall be released to Sellers at such time as all claims for Damages have been fully and finally resolved and all indemnification payments contemplated by this Section 12 have been made by Sellers.

     12.6 Survival. In the case of Buyers with respect to a breach by Sellers of the representations and warranties set forth in Section 5.8 (with respect to Environmental Permits) or Section 5.13 or, in the case of any Indemnified Party, with respect to other environmental matters for which an Indemnifying Party is obligated to indemnify an Indemnified Party pursuant to this Section 12, claims for Damages arising out of or related to this Section 12 may be made by an Indemnified Party for a period of six (6) calendar months following the Closing Date, and in the case of any Indemnified Party with respect to any claims for Damages arising out of or related to this Section 12 other than those environmental claims contemplated by the immediately preceding sentence, such claims may be made by an Indemnified Party for a period of three (3) calendar months following the Closing Date; it being understood that in the event notice of any claim for indemnification under this Section 12 shall have been given before the end of such three (3) or six (6) calendar month period, as applicable, the provision that is the subject of such claim shall survive with respect to such claim and any related claims, until such time as such claim and any related claims are fully and finally resolved. Notwithstanding the foregoing, the limitations set forth in this Section 12.6 shall not apply to claims by a Sellers Indemnified Party under Section 12.2(a)(ii), (iii) or (iv) or (b)(ii), (iii) or (iv).

     12.7 Treatment of Indemnification Payments. All indemnification payments made pursuant to this Section 12 shall be treated by the parties as an adjustment to the Purchase Price unless otherwise required by applicable law.

SECTION 13. TERMINATION, BREAK-UP FEE AND REMEDIES.

     13.1 Termination. This Agreement may be terminated on or prior to the Closing Date as follows:

          (a) by Buyers if a material breach of any provision of this Agreement has been committed by Sellers and such material breach (if and to the extent such breach is capable of being cured by Sellers) is not cured within twenty
(20) Business Days after Buyers have notified Sellers in writing of Buyers' intention to terminate this Agreement pursuant to this clause (a) or such breach has not been waived by Buyers;

          (b) by Sellers if a material breach of any provision of this Agreement has been committed by Buyers and such material breach (if and to the extent such breach is capable of being cured by Buyers) is not cured within twenty (20) Business Days after Sellers have notified

Buyers in writing of Sellers' intention to terminate this Agreement pursuant to this clause (b) or such breach has not been waived by Sellers;

          (c) by Buyers if any condition in Section 9 has not been satisfied by March 31, 2004 or if the satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyers to comply with their obligations under this Agreement), and Buyers have not waived such condition on or before such date;

          (d) by Sellers if any condition in Section 10 has not been satisfied by March 31, 2004 or if the satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement), and Sellers have not waived such condition on or before such date;

          (e) by Buyers if (1) the Bid Procedures Order, in substantially the form attached hereto as Schedule 7.1(a)(2), and which form shall be reasonably satisfactory to Buyers, has not been entered by the Bankruptcy Court by 60 days after the date of this Agreement; provided, however, that Buyers shall not be entitled to exercise its rights under this clause (1) (A) later than five (5) Business Days after such date or (B) if the Bid Procedures Order has been entered by the Bankruptcy Court in substantially such form prior to Buyers exercising such rights, or 1. the Sale Order, in substantially the form attached hereto as Schedule 7.1(a)(3), and which form shall be reasonably satisfactory to Buyers has not been entered by the Bankruptcy Court by 120 days after the date of this Agreement; provided, however, that Buyers shall not be entitled to exercise their rights under this clause (2) (A) later than five (5) Business Days after such date or (B) if the Sale Order has been entered by the Bankruptcy Court in substantially such form prior to Buyers exercising such rights;

          (f) by Buyers upon the consummation of a sale of the Transferred Assets to a Person or Persons other than Buyers pursuant to the Auction;

          (g) by Sellers if Sellers accept or are about to accept a bid pursuant to the Auction from a Person or Persons other than Buyers, provided that such termination shall be of no effect if Sellers do not accept such bid during the Auction;

          (h) automatically in the event Sellers' Bankruptcy Cases shall be converted from cases under Chapter 11 to cases under Chapter 7 or dismissed, or any Person shall be granted relief from the automatic stay with respect to any material portion of the Transferred Assets at any time prior to Closing;

          (i) by Buyers on or before one Business Day immediately preceding the commencement date of the Auction, if the closing condition set forth in Section
9.10 shall not have been satisfied prior to one Business Day immediately preceding the commencement date of the Auction;

          (j)  by mutual written consent of the parties hereto; or

          (k) by Buyers, if (i) Sellers fail to deliver the Audited June 30 Statements to Buyers within ten days after the date of this Agreement or (ii) such Audited June 30 Statements differ from the unaudited, consolidated balance sheet of Sellers as of June 30, 2003, and the related unaudited statement of operations and cash flows for the year then ended in a manner materially adverse to the transactions contemplated by this Agreement; provided that Buyers shall have waived the termination right set forth in this Section 13.1(k) if (A) in the case of clause (i), Buyers shall not have terminated this Agreement within three (3) Business Days after the ten-day period set forth in clause (i), and (B) in the case of clause (ii), Buyers shall not have terminated this Agreement within three (3) Business Days after Sellers deliver the Audited June 30 Statements; or

          (l) by Sellers, if (i) Buyers fail to deliver to Sellers, within ten days after the date of this Agreement, a commitment letter to provide debt financing in an amount sufficient to enable Buyers to consummate the transactions contemplated by this Agreement or (ii) such commitment letter is not in form and substance reasonably satisfactory to Sellers; provided that Sellers shall have waived the termination right set forth in this Section 13.1(l) if (A) in the case of clause (i), Sellers shall not have terminated this Agreement within three (3) Business Days after the ten-day period set forth in clause (i), and (B) in the case of clause (ii), Sellers shall not have terminated this Agreement within three (3) Business Days after Buyers deliver such commitment letter.

In the event of termination by any party as provided above, written notice shall promptly be given to the other party and, except as otherwise provided herein and in the Auction and Bid Procedures, each party shall pay its own expenses incident to this Agreement and the transactions contemplated hereby.

     13.2  Break-Up Fee; Expense Reimbursement.

          (a) After approval of the Bid Procedures Order by the Bankruptcy Court, Sellers shall comply in all respects with the Auction and Bid Procedures and the terms of this Agreement with respect to the payment of the Break-Up Fee or Expense Reimbursement, as applicable.

          (b) Sellers shall pay the Break-Up Fee to Buyers 1. within five (5) Business Days after Buyers terminate this Agreement pursuant to Section 13.1(a) or Section 13.1(f) or 1. if Sellers terminate this Agreement pursuant to Section 13.1(g), upon the closing of the sale of the Transferred Assets to a Person or Persons other than Buyers pursuant to the Auction. Notwithstanding the foregoing, if the Auction occurs prior to the date Buyers properly terminate this Agreement pursuant to Section 13.1(a), (f) or (g), Sellers shall not be obligated to pay the Break-Up Fee to Buyers pursuant to this Section 13.2(b) if the closing condition set forth in Section 9.10 shall not have been waived by Buyers or satisfied prior to one Business Day immediately preceding the commencement date of the Auction.

          (c) In the event that this Agreement is terminated by Buyers pursuant to Section 13.1(c), Section 13.1(e)(2) or Section 13.1(h) (the "Expense Termination Provisions"), Sellers shall be obligated to pay Buyers an aggregate amount in cash equal to the total amount of reasonable, out-of-pocket fees and expenses incurred by Buyers in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby up to (but not in excess of) an aggregate amount equal to the amount of the Break-Up Fee (the "Expense Reimbursement"); provided however that in no event shall Buyers be entitled to any Expense Reimbursement in connection with any termination pursuant to Sections 13.1(c), (e)(2) or (h) if such termination relates to or results from the failure to satisfy or waive, or the impossibility of satisfying, the condition in Section 9.10). Sellers shall pay the Expense Reimbursement to Buyers within five (5) Business Days after both (i) the termination of this Agreement by Buyers pursuant to an Expense Termination Provision and (ii) Sellers' receipt of written notice from Buyers describing the fees and expenses which constitute the Expense Reimbursement in reasonable detail together with invoices or other documentation of such fees and expenses. Notwithstanding the foregoing, if the Auction occurs prior to the date Buyers properly terminate this Agreement pursuant to Section 13.1(c) (e)(2) or (h), Sellers shall not be obligated to pay the Expense Reimbursement to Buyers pursuant to this Section 13.2(c) if the closing condition set forth in Section 9.10 shall not have been waived by Buyers or satisfied prior to one Business Day immediately preceding the commencement date of the Auction.

     13.3  Remedies.

          (a) Except as set forth in subsection (b) of this Section 13.3, if Closing does not occur, then within ten (10) days after termination of this Agreement, Buyers and Sellers shall cause the Earnest Money Escrow Agent to release the Earnest Money to Buyers by wire transfer of immediately available funds to such account as Buyers shall designate in writing; provided, however, that if this Agreement is terminated pursuant to Section 13.1(f), immediately upon such termination, Sellers shall cause the Earnest Money Escrow Agent to release the Earnest Money to Buyers.

          (b) Notwithstanding anything else to the contrary contained herein, if Sellers terminate this Agreement pursuant to Section 13.1(b), Sellers shall be entitled to the Earnest Money as liquidated damages and not as a penalty and Buyers and Sellers shall cause the Earnest Money Escrow Agent to release the Earnest Money to Sellers by wire transfer of immediately available funds to such account or accounts as Sellers shall designate in writing. In the event the Closing is not held, except in the case of fraud, Sellers' right to the Earnest Money shall be their sole and exclusive remedy for any Damages arising out of or related to this Agreement or the transactions contemplated hereby. Upon receipt of the Earnest Money and except as set forth above, Sellers hereby waive and release each Buyers Indemnified Party from any and all Damages arising out of or related to this Agreement or the transactions contemplated hereby.

          (c) In the event the Closing does not occur, except in the case of fraud, return of the Earnest Money and receipt of the Break-Up Fee, if applicable, or the Expense Reimbursement, if applicable, shall be Buyers' sole and exclusive remedy for any Damages arising out of or related to this Agreement or the transactions contemplated hereby, and, upon receipt of the Earnest Money and the Break-Up Fee, if applicable, or the Expense Reimbursement, if applicable, Buyers hereby waive and release each Seller from any and all Damages arising out of or related to this Agreement or the transactions contemplated hereby.

     13.4 Effect of Termination. A party desiring to terminate this Agreement pursuant to Section shall give written notice thereof to each other party specifying the provision hereof pursuant to which the Agreement is terminated and this Agreement shall be terminated at the time such notice is given. Upon termination, this Agreement shall forthwith become null and void and of no further force and effect, without liability on the part of Buyers or Sellers or any of their respective Affiliates or representatives under this Agreement, except for the provisions of Section 1 (Definitions), 5.10 (No Finder's Fee), 6.4 (Finder's
Fee), 7.2, only with respect to treatment of Confidential Information (Access),
7.6 (Public Announcements), Section 13 (Termination, Break-Up Fee and Remedies) and Section 14 (Miscellaneous), each of which shall remain in full force and effect. For the avoidance of doubt, the obligations of the parties under the Earnest Money Escrow Agreement and the Confidentiality Agreement shall survive any termination of this Agreement.

SECTION 14. MISCELLANEOUS.

     14.1 Expenses. Except as otherwise provided herein and in the Auction and Bid Procedures, each of the parties hereto agrees to be responsible for its own costs incurred by it incident to the performance of its obligations hereunder, without right of reimbursement from the other, whether or not the transactions contemplated by this Agreement shall be consummated, including, without limitation, those costs incident to the preparation of this Agreement, and the fees and disbursements of legal counsel, accountants and consultants employed by the respective parties in connection with the transactions contemplated by this Agreement.

     14.2 Inform of Litigation. During the period from the date of this Agreement to the Closing Date, each party will promptly inform the other party in writing of any litigation commenced or, to the Knowledge of such party, Threatened against such party in respect of the transactions contemplated by this Agreement or the Business.

     14.3 Assignment. This Agreement may not be assigned by operation of law or otherwise by Sellers without the prior written consent of Buyers, except that Sellers shall have the right to assign any rights they have under this Agreement after the Closing to the extent required by any confirmed plan of reorganization in the Bankruptcy Cases. This Agreement may not be assigned by operation of law or otherwise by either Buyer without the prior written consent of Sellers, except that a Buyer may, without the prior written consent of Sellers, transfer or assign by operation of law or otherwise this Agreement to any Affiliate or subsidiary of such Buyer, provided that in the event a Buyer assigns all or a portion of its rights and obligations under this Agreement, such Buyer hereby unconditionally and irrevocably guarantees to Sellers the prompt and full discharge by such subsidiary or Affiliate of all of such Buyer's obligations under this Agreement in accordance with the terms hereof and Sellers shall not be required to pursue any remedies against such subsidiary or Affiliate hereunder prior to pursuing against such Buyer. Upon such transfer of rights by a Buyer, such entities will have the right to enforce such Buyer's rights under this Agreement, including without limitation the right to pursue any remedies allowed under the terms of this Agreement against Sellers hereunder.

     14.4 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, including all matters of construction, validity and performance.

     14.5 Amendment and Modification. No amendment, modification, waiver, replacement, termination, or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by Buyers and Sellers.

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

     14.6 Notices. All notices, requests, demands and other communications hereunder shall be made in writing. Notices, requests, demands and other communications shall be deemed to be duly given upon the date of delivery, if delivered by hand; upon the second business day after mailing, if mailed by certified or registered mail with postage prepaid; upon the date of fax transmission, if delivered by fax (with confirmation confirmed); or upon the first day after dispatch, if sent by nationally-recognized overnight courier as follows:

           If to Sellers:

           Mississippi Potash, Inc.
           Eddy Potash, Inc.
           P.O. Box 388
           Yazoo City, Mississippi 39194
           Attention: Robert E. Jones
           Fax: (662) 751-2434

           With copies to:

           Vinson & Elkins L.L.P.
           3700 Trammell Crow Center
           2001 Ross Avenue
           Dallas, Texas 75201-2975
           Attention: Alan J. Bogdanow
           Fax: (214) 220-7716

           Phelps Dunbar L.L.P.
           111 East Capitol Street, Suite 600
           Jackson, Mississippi 39201-2122
           Attention: James W. O'Mara
           Fax: (601) 360-9777

           If to Buyers:

           Intrepid Mining NM LLC
           HB Potash LLC
           700 17th Street, Suite 1700
           Denver, Colorado 80202
           Attention: Robert P. Jornayvaz III
           Fax: (303) 298-7502

           With a copy to:

           Holme Roberts & Owen LLP
           1700 Lincoln Street, Suite 4100
           Denver, Colorado  80203
           Attention: Steven B. Richardson
           Fax: (303) 866-0200
           or to such other addresses as any party may provide to the other parties in writing.

     14.7 Entire Agreement. Except for the Confidentiality Agreement (which shall survive the execution and delivery of this Agreement), this Agreement, together with the exhibits, the Disclosure Schedule, and the certificates, agreements, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of Buyers and Sellers in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among Buyers and Sellers, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

     14.8 Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and to their respective successors and permitted assigns. In the event that a Chapter 11 trustee should be appointed for Sellers, or in the event that Sellers' Chapter 11 case should be converted to a case under Chapter 7, the obligations of Sellers hereunder shall be binding upon such trustee or successor Chapter 7 estate.

     14.9 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     14.10 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a Governmental Authority or arbitrator not to be enforceable in accordance with its terms, the parties agree that the Governmental Authority or arbitrator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     14.11 Headings. The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

     14.12 Schedules. All of the exhibits and schedules attached hereto are incorporated herein and made a part of this Agreement by reference. Matters reflected in the Schedules and Exhibits to this Agreement are not necessarily limited to matters required by this Agreement to be reflected in such Schedules or Exhibits. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. A disclosure made by the Sellers in any Section of this Agreement, Section of the Disclosure Schedule or Exhibit that is sufficient on its face to reasonably inform Buyers of information required to be disclosed in another Section of this Agreement, Section of the Disclosure Schedule or Exhibit in order to avoid a misrepresentation hereunder or thereunder shall be deemed, for all purposes of this Agreement, to have been made with respect to such other Section of this Agreement, Section of the Disclosure Schedule or Exhibit.

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

     14.13 Jurisdiction. So long as the Bankruptcy Cases are pending, any Proceeding between the parties hereto relating to this Agreement or to any agreement, document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement shall be commenced and maintained exclusively in the Bankruptcy Court, and the parties hereto submit themselves unconditionally and irrevocably to the personal jurisdiction of such court.

     14.14 Disclosure of Tax Treatment and Structure. Notwithstanding anything in this Agreement or the documents or agreements contemplated hereby to the contrary, the parties (and each employee, representative or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the parties relating to such tax treatment and tax structure, such disclosure to be permissible as of the earliest of (a) the date of the public announcement of discussions relating to the transactions contemplated by this Agreement, (b) the date of public announcement of the transactions contemplated by this Agreement, and (c) the date of the execution of this Agreement. Furthermore, nothing contained in this agreement shall restrict the ability of a party to consult a tax advisor of its own choosing with respect to the transactions contemplated by this Agreement.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        MISSISSIPPI POTASH, INC.
                                        Debtor-in-Possession


                                        By:    /s/ Robert E. Jones
                                           -------------------------------------
                                        Name:  Robert E. Jones
                                        Title: Vice President

                                        EDDY POTASH, INC.
                                        Debtor-in-Possession


                                        By:    /s/ Robert E. Jones
                                           -------------------------------------
                                        Name:  Robert E. Jones
                                        Title: Vice President

                                        INTREPID MINING NM LLC


                                        By:    /s/ Hugh E. Harvey, Jr.
                                           -------------------------------------
                                        Name:  Hugh E. Harvey, Jr.
                                        Title: Manager

                                        HB POTASH LLC


                                        By:    /s/ Hugh E. Harvey, Jr.
                                           -------------------------------------
                                        Name:  Hugh E. Harvey, Jr.
                                        Title: Manager

                                    SCHEDULES

     Certain schedules to the Asset Purchase Agreement included herewith as
Exhibit 2.1 have been omitted as permitted under Item 601(b)(2) of Regulation S-K. A list of the omitted schedules is set forth below.

     Mississippi Chemical Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

Exhibit A Schedule of Permitted Encumbrances
Exhibit E Transition Services Agreement
Schedule 2.2 Assumed Litigation
Schedule 2.3 Excluded Assets
Schedule 5.0 Disclosure Schedule
     Section 5.3: Consents and Approvals
     Section 5.4: No Violations
     Section 5.5: No Default
     Section 5.6: Real Property
     Section 5.8: Permits and Environmental Permits
     Section 5.9: Litigation
     Section 5.10: No Finder's Fee
     Section 5.11: Financial Statements
     Section 5.12: Legal Compliance
     Section 5.13: Environmental
     Section 5.14: Taxes
     Section 5.15: Employee Matters
     Section 5.16: Intellectual Property
     Section 5.17: Contracts and Cure Amounts
     Section 5.18: No Changes; Conduct of Business
     Section 5.19: Water Rights
Schedule 7.l(a)(1)  Auction and Bid Procedures
Schedule 7.l(a)(2)  Bid Procedures Order
Schedule 7.l(a)(3)  Sale Order
Schedule 7.4        Required Consents
Schedule 7.9(d)     Employee Benefits

                                   EXHIBIT B-1

                         Earnest Money Escrow Agreement

     This Earnest Money Escrow Agreement (as the same may be amended or modified from time to time and including any and all written instructions given to "Escrow Agent" (hereinafter defined) pursuant hereto, this "Escrow Agreement") is made and entered into as of November 26, 2003 by and among Mississippi Potash, Inc., a Mississippi corporation ("MPI"), Eddy Potash, Inc., a Mississippi corporation ("EPI," and together with MPI, the "Sellers"), Intrepid Mining NM LLC, a New Mexico limited liability company ("IMNM"), HB Potash LLC, a New Mexico limited liability company ("HBLLC," and together with IMNM, "Buyers"), and JPMorgan Chase Bank, a New York State bank with an office in Houston, Harris County, Texas (the "Bank"). Sellers and Buyers are sometimes collectively referred to herein as the "Other Parties."

                              W I T N E S S E T H:

     Whereas, the Other Parties entered into the Asset Purchase Agreement, dated as of November 26, 2003 (the "Agreement"), whereby Sellers agreed to sell, assign, transfer and convey to Buyers certain of their properties, assets and liabilities.

     Whereas, in the Agreement, Buyers agreed to establish with the Bank an interest-bearing joint order Earnest Money Escrow Account (as defined in the Agreement).

     Whereas, Sellers and Buyers have requested Bank to act in the capacity of escrow agent under this Escrow Agreement, and Bank, subject to the terms and conditions hereof, has agreed so to do.

     Now, Therefore, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1. Appointment of Escrow Agent. Each of Sellers and Buyers hereby appoints the Bank as the escrow agent under this Escrow Agreement (the Bank in such capacity, the "Escrow Agent"), and Escrow Agent hereby accepts such appointment.

     2. Deposits. Upon execution of this Escrow Agreement, Buyers will deliver to the Escrow Agent the sum of $1,500,000 (as said amount may increase or decrease as a result of the investment and reinvestment thereof and as said amount may be reduced by charges thereto and payments and setoffs therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant hereto, the "Deposit") to be held by Escrow Agent in accordance with the terms hereof. Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest and release or distribute the Deposit. It is hereby expressly stipulated and agreed that all interest and other earnings on the Deposit shall become a part of the Deposit for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time and all amounts charged thereto to compensate or reimburse the Escrow Agent from time to time for amounts owing to it hereunder shall from the time of such loss or charge no longer constitute part of the Deposit.

     3. Investment of the Deposit. Escrow Agent shall invest and reinvest the Deposit in the JPMorgan's Cash Escrow Product as detailed on Schedule III hereto, unless otherwise instructed in writing by all of the Other Parties. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which the Other Parties direct the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. The Escrow Agent or any of its affiliates may receive reasonable compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement.

     Receipt, investment and reinvestment of the Deposit shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by either Sellers or Buyers to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, (a) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three "Business Days" (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid and (b) the term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in Houston, Texas.

     4. Disbursement of Deposit. Escrow Agent is hereby authorized to make disbursements of the Deposit only as follows:

     (a) Upon receipt of written instructions signed by both Sellers and Buyers and otherwise in form and substance reasonably satisfactory to Escrow Agent, in accordance with such instructions;

     (b)   As permitted by this Escrow Agreement, to Escrow Agent; and

     (c) Into the registry of the court in accordance with Sections 8 or 15 hereof.

Notwithstanding anything contained herein or elsewhere to the contrary, the Other Parties hereby expressly agree that the Escrow Agent shall be entitled to charge the Deposit for, and pay and set-off from the Deposit, any and all amounts, if any, then owing to the Escrow Agent pursuant to this Escrow Agreement prior to the disbursement of the Deposit in accordance with clauses (a) through (c) of this Section 4.

     5. Tax Matters. Sellers and Buyers shall provide Escrow Agent with their respective taxpayer identification numbers on the signature page hereto. Failure to provide such may prevent or delay disbursements from the Deposit and may also result in the assessment of a penalty and Escrow Agent's being required to withhold tax on any interest or other income earned on the Deposit. All income earned on the Deposit shall be reported as taxable income of Buyers, and Buyers shall pay all taxes due on income accrued thereon. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

     6. Scope of Undertaking. Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Deposit and shall not be required to deliver the Deposit or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Deposit as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Other Parties or any of them. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to
Section 7 hereinbelow, its own willful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

     7. Reliance; Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Deposit pursuant to this Escrow Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages in excess of Escrow Agent's fee hereunder and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor and strikes; (b) the act, failure or neglect of any Other Party or any agent or correspondent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person (other than any person acting on behalf of Escrow Agent) executing this Escrow Agreement or any part hereof or depositing the Deposit.

     8. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Deposit, or should a substitute escrow agent fail to be designated as provided in Section 15 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Deposit until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever in connection with this Escrow Agreement or the Deposit, the Other Parties hereby jointly and severally agree to reimburse Escrow Agent for its reasonable attorneys' fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation prior to any disbursement hereunder.

     9. Indemnification. The Other Parties hereby jointly and severally agree to indemnify and defend the Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all losses, liabilities and expenses, including, but not limited to, reasonable fees and expenses of in house or outside counsel, court costs, costs, damages and claims, costs of investigation, litigation, tax liability (other than for income taxes on fees earned hereunder) and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of (i) the execution, delivery or performance of this Escrow Agreement or (ii) the compliance or attempted compliance by any Indemnified Party with any instruction or direction upon which the Escrow Agent is authorized to rely under this Escrow Agreement, except to the extent that any such loss, liability or expense may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF SELLERS AND BUYERS TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

     10. Compensation and Reimbursement of Expenses. Sellers, on the one hand, and Buyers, on the other hand, hereby agree to pay one-half of the fees of Escrow Agent for its services hereunder in accordance with Escrow Agent's fee schedule as attached as Schedule I hereto as in effect from time to time and to pay one-half of all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, reasonable attorneys' fees, brokerage costs and related expenses incurred by Escrow Agent. The foregoing notwithstanding, the Other Parties shall be jointly and severally liable to Escrow Agent for the payment of all such fees and expenses. In the event the Other Parties for any reason fail to pay any such fees and expenses as and when the same are due, such unpaid fees and expenses shall be charged to and set-off and paid from the Deposit by Escrow Agent upon two (2) Business Days notice to the Other Parties.

     11. Funds Transfer. In the event funds transfer instructions are given by both Sellers and Buyers pursuant to Section 4(a) (other than in writing at the time of execution of this Escrow Agreement), whether in writing or by facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or person designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule II for either Sellers or Buyers, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more the executive officers or managers of such Other Party ("Executive Officers"), which shall include the titles of Vice President, as the Escrow Agent may select. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

     It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by both Sellers and Buyers, to identify (i) the beneficiary,
(ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Deposit for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank, designated.

     12. Notices. Any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefore, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by facsimile, in each case to the address or fax number, as the case may be, set forth below:

           If to Escrow Agent:

           JPMorgan Chase Bank
           600 Travis Street, Suite 1150
           Houston, TX  77002
           Attn:  Ruth Chipongian
           ITS/Escrow Section
           Fax No.: (713) 216-6927
           Telephone No.: (713) 216-6337

           If to Sellers:

           Mississippi Potash, Inc.
           Eddy Potash, Inc.
           P.O. Box 388
           Yazoo City, Mississippi 39194

           Attention: Corporate Secretary
           Fax No.: (662) 751-2912
           Telephone No.: (662) 746-4131

           With copies to:

           Vinson & Elkins L.L.P.
           3700 Trammell Crow Center
           2001 Ross Avenue
           Dallas, Texas 75201-2975
           Attention: Alan J. Bogdanow
           Fax No.: (214) 220-7716

           Phelps Dunbar L.L.P.
           111 East Capitol Street, Suite 600
           Jackson, Mississippi 39201-2122
           Attention: James W. O'Mara
           Fax: (601) 360-9777

           If to Buyers:

           Intrepid Mining NM LLC
           HB Potash LLC
           700 17/th/ Street, Suite 1700
           Denver, Colorado 80202
           Attention: Robert P. Jornayvaz III
           Fax No.: (303) 298-7502
           Telephone No.: (303) 296-3006

           With a copy to:

           Holme Roberts & Owen LLP
           1700 Lincoln Street, Suite 4100
           Denver, Colorado 80203
           Attention: Steven B. Richardson
           Fax No.: (303) 866-0300
           Telephone No.: (303) 866-0349

Except to the extent otherwise provided in the second paragraph of Section 3 hereinabove, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

     13. Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

     14. Choice of Laws; Cumulative Rights. This Escrow Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however, (a) its choice of law rules and (b) the portions of the Texas Trust Code Sec. 111.001, et seq. of the Texas Property Code concerning fiduciary duties and liabilities of trustees. All of Escrow Agent's rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The parties hereto agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be Harris County, Texas, and each of the Other Parties hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Harris County, Texas.

     15. Resignation. Escrow Agent may resign hereunder upon ten (10) Business Days prior written notice to the Other Parties. Upon the effective date of such resignation, Escrow Agent shall deliver the Deposit to any substitute escrow agent designated by the Other Parties in writing. If the Other Parties fail to designate a substitute escrow agent within ten (10) Business Days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent's sole responsibility after such 10-Business Day notice period expires shall be to hold the Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

     16. Assignment. This Escrow Agreement may not be assigned by operation of law or otherwise by Sellers without the prior written consent of Buyers and Escrow Agent (such assigns of Sellers to which Escrow Agent and Buyers consent, if any, "Sellers' Assigns") except that Sellers shall have the right to assign any rights they have under this Escrow Agreement after the closing of the transactions contemplated by the Agreement as required by any plan of reorganization filed in the Bankruptcy Cases, as defined in the Agreement (such assigns, the "Bankruptcy Assigns". This Escrow Agreement may not be assigned by operation of law or otherwise by Buyers without the prior written consent of Sellers and Escrow Agent (such assigns of Buyers to which Escrow Agent and Sellers consent, if any, "Buyers' Assigns" and together with Sellers' Assigns and the Bankruptcy Assigns, the "Permitted Assigns").

     17. Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

     18. Termination. This Escrow Agreement shall terminate upon the disbursement, in accordance with Sections 4 or 15 hereof, of the Deposit in full; provided, however, that in the event all fees, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 10 hereof shall survive the termination hereof and, provided further, that the provisions of
Section 8 and Section 9 shall, in any event, survive the termination hereof.

     19. General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof (except for the Agreement among the Other Parties), and neither the Other Parties nor Escrow Agent has relied on any representations or agreements of the other with respect to this Escrow Agreement, except as specifically set forth herein. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of the Other Parties and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

                  [Remainder of page intentionally left blank]

     In Witness Whereof, the parties hereto have executed this Escrow Agreement to be effective as of the date first above written.

                                        MISSISSIPPI POTASH, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                           "MPI"
--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 640830948

NOTE: The following certification shall be used by and for a U.S. resident only.
--------------------------------------------------------------------------------
Non-residents must use and provide Form W8-BEN
----------------------------------------------

Customer is a (check one)

[X] Corporation  [_] Municipality  [_] Partnership  [_] Non-profit or Charitable
                                                        Org

[_] Individual   [_] REMIC         [_] Trust        [_] Other _______________

Under the penalties of perjury, Mississippi Potash, Inc. certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Individuals or entities who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

                                        EDDY POTASH, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                           "EPI"
--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 640877697

NOTE: The following certification shall be used by and for a U.S. resident only.
--------------------------------------------------------------------------------
Non-residents must use and provide Form W8-BEN
----------------------------------------------

Customer is a (check one)

[X] Corporation  [_] Municipality  [_] Partnership  [_] Non-profit or Charitable
                                                        Org

[_] Individual   [_] REMIC         [_] Trust        [_] Other _______________

Under the penalties of perjury, Eddy Potash, Inc. certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Individuals or entities who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

                                        INTREPID MINING NM LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                          "IMNM"
--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 200420705

NOTE: The following certification shall be used by and for a U.S. resident only.
--------------------------------------------------------------------------------
Non-residents must use and provide Form W8-BEN
----------------------------------------------

Customer is a (check one)

[_] Corporation  [_] Municipality  [_] Partnership  [_] Non-profit or Charitable
                                                        Org

[_] Individual   [_] REMIC         [_] Trust        [_] Other _______________

Under the penalties of perjury Intrepid Mining NM LLC certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Individuals or entities who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

                                        HB POTASH LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                         "HBLLC"
--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 200420739

NOTE: The following certification shall be used by and for a U.S. resident only.
--------------------------------------------------------------------------------
Non-residents must use and provide Form W8-BEN
----------------------------------------------

Customer is a (check one)

[_] Corporation  [_] Municipality  [_] Partnership  [_] Non-profit or Charitable
                                                        Org

[_] Individual   [_] REMIC         [_] Trust        [_] Other _______________

Under the penalties of perjury HB Potash LLC certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Individuals or entities who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

                                        JPMORGAN CHASE BANK


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                  "Escrow Agent"

                                   Exhibit B-2

                    Indemnification Holdback Escrow Agreement

     This Indemnification Holdback Escrow Agreement (as the same may be amended or modified from time to time and including any and all written instructions given to "Escrow Agent" (hereinafter defined) pursuant hereto, this "Escrow Agreement") is made and entered into as of March 1, 2004 by and among Mississippi Potash, Inc., a Mississippi corporation ("MPI"), Eddy Potash, Inc., a Mississippi corporation ("EPI," and together with MPI, the "Sellers"), Intrepid Mining NM LLC, a New Mexico limited liability company ("IMNM"), HB Potash LLC, a New Mexico limited liability company ("HBLLC," and together with IMNM, "Buyers"), and JPMorgan Chase Bank, a New York State bank with an office in Houston, Harris County, Texas (the "Bank"). Sellers and Buyers are sometimes collectively referred to herein as the "Other Parties".

                              W I T N E S S E T H :

     Whereas, the Other Parties entered into the Asset Purchase Agreement, dated as of November 26, 2003 (the "Agreement"), whereby Sellers agreed to sell, assign, transfer and convey to Buyers certain of their properties, assets and liabilities.

     Whereas, in the Agreement, Buyers agreed to establish with the Bank an interest-bearing joint order escrow account for the Indemnification Holdback (as defined in the Agreement).

     Whereas, Sellers and Buyers have requested Bank to act in the capacity of escrow agent under this Escrow Agreement, and Bank, subject to the terms and conditions hereof, has agreed so to do.

     Now, Therefore, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1. Appointment of Escrow Agent. Each of Sellers and Buyers hereby appoints the Bank as the escrow agent under this Escrow Agreement (the Bank in such capacity, the "Escrow Agent"), and Escrow Agent hereby accepts such appointment.

     2. Deposits. Upon execution of this Escrow Agreement, Buyers will deliver to the Escrow Agent the sum of $500,000 (as said amount may increase or decrease as a result of the investment and reinvestment thereof and as said amount may be reduced by charges thereto and payments and setoffs therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant hereto, the "Deposit") to be held by Escrow Agent in accordance with the terms hereof. Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest and release or distribute the Deposit. It is hereby expressly stipulated and agreed that all interest and other earnings on the Deposit shall become a part of the Deposit for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time and all amounts charged thereto to compensate or reimburse the Escrow Agent from time to time for amounts owing to it hereunder shall from the time of such loss or charge no longer constitute part of the Deposit.

     3. Investment of the Deposit. Escrow Agent shall invest and reinvest the Deposit in the JPMorgan's Cash Escrow Product as detailed on Schedule III hereto, unless otherwise instructed in writing by all of the Other Parties. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which the Other Parties direct the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. The Escrow Agent or any of its affiliates may receive reasonable compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement.

     Receipt, investment and reinvestment of the Deposit shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by either Sellers or Buyers to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, (a) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three "Business Days" (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid and (b) the term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in Houston, Texas.

     4. Disbursement of Deposit. Escrow Agent is hereby authorized to make disbursements of the Deposit only as follows:

     (a) Upon receipt of written instructions signed by both Sellers and Buyers and otherwise in form and substance reasonably satisfactory to Escrow Agent, in accordance with such instructions;

     (b)  As permitted by this Escrow Agreement, to Escrow Agent; and

     (c) Into the registry of the court in accordance with Sections 8 or 15 hereof.

Notwithstanding anything contained herein or elsewhere to the contrary, the Other Parties hereby expressly agree that the Escrow Agent shall be entitled to charge the Deposit for, and pay and set-off from the Deposit, any and all amounts, if any, then owing to the Escrow Agent pursuant to this Escrow Agreement prior to the disbursement of the Deposit in accordance with clauses (a) through (c) of this Section 4.

     5. Tax Matters. Sellers and Buyers shall provide Escrow Agent with their respective taxpayer identification numbers on the signature page hereto. Failure to provide such may prevent or delay disbursements from the Deposit and may also result in the assessment of a penalty and Escrow Agent's being required to withhold tax on any interest or other income earned on the Deposit. All income earned on the Deposit shall be reported as taxable income of Sellers, and Sellers shall pay all taxes due on income accrued thereon. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

     6. Scope of Undertaking. Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Deposit and shall not be required to deliver the Deposit or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Deposit as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Other Parties or any of them. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to
Section 7 hereinbelow, its own willful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

     7. Reliance; Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Deposit pursuant to this Escrow Agreement; provided, however, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor and strikes; (b) the act, failure or neglect of any Other Party or any agent or correspondent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person (other than any person acting on behalf of Escrow Agent) executing this Escrow Agreement or any part hereof or depositing the Deposit.

     8. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Deposit, or should a substitute escrow agent fail to be designated as provided in Section 15 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Deposit until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever in connection with this Escrow Agreement or the Deposit, the Other Parties hereby jointly and severally agree to reimburse Escrow Agent for its reasonable attorneys' fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation prior to any disbursement hereunder.

     9. Indemnification. The Other Parties hereby jointly and severally agree to indemnify and defend the Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all losses, liabilities and expenses, including, but not limited to, reasonable fees and expenses of in house or outside counsel, court costs, costs, damages and claims, costs of investigation, litigation, tax liability (other than for income taxes on fees earned hereunder) and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of (i) the execution, delivery or performance of this Escrow Agreement or (ii) the compliance or attempted compliance by any Indemnified Party with any instruction or direction upon which the Escrow Agent is authorized to rely under this Escrow Agreement, except to the extent that any such loss, liability or expense may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF SELLERS AND BUYERS TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

     10. Compensation and Reimbursement of Expenses. Sellers, on the one hand, and Buyers, on the other hand, hereby agree to pay one-half of the fees of Escrow Agent for its services hereunder in accordance with Escrow Agent's fee schedule as attached as Schedule I hereto as in effect from time to time and to pay one-half of all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, reasonable attorneys' fees, brokerage costs and related expenses incurred by Escrow Agent. The foregoing notwithstanding, the Other Parties shall be jointly and severally liable to Escrow Agent for the payment of all such fees and expenses. In the event the Other Parties for any reason fail to pay any such fees and expenses as and when the same are due, such unpaid fees and expenses shall be charged to and set-off and paid from the Deposit by Escrow Agent upon two (2) Business Days notice to the Other Parties.

     11. Funds Transfer. In the event funds transfer instructions are given by both Sellers and Buyers pursuant to Section 4(a) (other than in writing at the time of execution of this Escrow Agreement), whether in writing or by facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or person designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule II for either Sellers or Buyers, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more the executive officers or managers of such Other Party ("Executive Officers"), which shall include the titles of Vice President, as the Escrow Agent may select. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

     It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by both Sellers and Buyers, to identify (i) the beneficiary,
(ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Deposit for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank, designated.

     12. Notices. Any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefore, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by facsimile, in each case to the address or fax number, as the case may be, set forth below:

          If to Escrow Agent:

          JPMorgan Chase Bank
          600 Travis Street, Suite 1150
          Houston, TX 77002
          Attn: Ruth Chipongian
          ITS/Escrow Section
          Fax No.: (713) 216-6927
          Telephone No.: (713) 216-6337

          If to Sellers:

          Mississippi Potash, Inc.
          Eddy Potash, Inc.
          P.O. Box 388
          Yazoo City, Mississippi 39194

          Attention: Corporate Secretary
          Fax No.: (662) 751-2912
          Telephone No.: (662) 746-4131

          With copies to:

          Vinson & Elkins L.L.P.
          3700 Trammell Crow Center
          2001 Ross Avenue
          Dallas, Texas 75201-2975
          Attention: Alan J. Bogdanow
          Fax No.: (214) 220-7716

          Phelps Dunbar L.L.P.
          111 East Capitol Street, Suite 600
          Jackson, Mississippi 39201-2122
          Attention: James W. O'Mara
          Fax: (601) 360-9777

          If to Buyers:

          Intrepid Mining NM LLC
          HB Potash LLC
          700 17/th/ Street, Suite 1700
          Denver, Colorado 80202
          Attention: Robert P. Jornayvaz III
          Fax No.: (303) 298-7502
          Telephone No.: (303) 296-3006

          With a copy to:

          Holme Roberts & Owen LLP
          1700 Lincoln Street, Suite 4100
          Denver, Colorado 80203
          Attention: Steven B. Richardson
          Fax No.: (303) 866-0300
          Telephone No.: (303) 866-0349

Except to the extent otherwise provided in the second paragraph of Section 3 hereinabove, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

     13. Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

     14. Choice of Laws; Cumulative Rights. This Escrow Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however, (a) its choice of law rules and (b) the portions of the Texas Trust Code Sec. 111.001, et seq. of the Texas Property Code concerning fiduciary duties and liabilities of trustees. All of Escrow Agent's rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The parties hereto agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be Harris County, Texas, and each of the Other Parties hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Harris County, Texas.

     15. Resignation. Escrow Agent may resign hereunder upon ten (10) Business Days prior written notice to the Other Parties. Upon the effective date of such resignation, Escrow Agent shall deliver the Deposit to any substitute escrow agent designated by the Other Parties in writing. If the Other Parties fail to designate a substitute escrow agent within ten (10) Business Days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent's sole responsibility after such 10-Business Day notice period expires shall be to hold the Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

     16. Assignment. This Escrow Agreement may not be assigned by operation of law or otherwise by Sellers without the prior written consent of Buyers and Escrow Agent (such assigns of Sellers to which Escrow Agent and Buyer consent, if any, "Sellers' Assigns") except that Sellers shall have the right to assign any rights they have under this Escrow Agreement after the closing of the transactions contemplated by the Agreement as required by any plan of reorganization filed in the Bankruptcy Cases, as defined in the Agreement (such assigns, the "Bankruptcy Assigns". This Escrow Agreement may not be assigned by operation of law or otherwise by Buyers without the prior written consent of Sellers and Escrow Agent (such assigns of Buyers to which Escrow Agent and Sellers consent, if any, "Buyers' Assigns" and together with Sellers' Assigns and the Bankruptcy Assigns, the "Permitted Assigns").

     17. Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

     18. Termination. This Escrow Agreement shall terminate upon the disbursement, in accordance with Sections 4 or 15 hereof, of the Deposit in full; provided, however, that in the event all fees, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 10 hereof shall survive the termination hereof and, provided further, that the provisions of
Section 8 and Section 9 shall, in any event, survive the termination hereof.

     19. General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof (except for the Agreement among the Other Parties), and neither the Other Parties nor Escrow Agent has relied on any representations or agreements of the other with respect to this Escrow Agreement, except as specifically set forth herein. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of the Other Parties and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

                  [Remainder of page intentionally left blank]

     In Witness Whereof, the parties hereto have executed this Escrow Agreement to be effective as of the date first above written.

                                        MISSISSIPPI POTASH, INC.


                                        By:    John M. Flynt
                                           -------------------------------------
                                        Name:  John M. Flynt
                                             -----------------------------------
                                        Title: General Counsel
                                              ----------------------------------

                                                                           "MPI"
--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 640830948

NOTE: The following certification shall be used by and for a U.S. resident only.
--------------------------------------------------------------------------------
Non-residents must use and provide Form W8-BEN
----------------------------------------------

Customer is a (check one)

[X] Corporation  [_] Municipality  [_] Partnership  [_] Non-profit or Charitable
                                                        Org

[_] Individual   [_] REMIC         [_] Trust        [_] Other _________________

Under the penalties of perjury, Mississippi Potash, Inc. certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Individuals or entities who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

                                        EDDY POTASH, INC.


                                        By:    John M. Flynt
                                           -------------------------------------
                                        Name:  John M. Flynt
                                             -----------------------------------
                                        Title: General Counsel
                                              ----------------------------------

                                                                           "EPI"
--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 640877697

NOTE: The following certification shall be used by and for a U.S. resident only.
--------------------------------------------------------------------------------
Non-residents must use and provide Form W8-BEN
----------------------------------------------

Customer is a (check one)

[X] Corporation  [_] Municipality  [_] Partnership  [_] Non-profit or Charitable
                                                        Org

[_] Individual   [_] REMIC         [_] Trust        [_] Other _________________

Under the penalties of perjury, Eddy Potash, Inc. certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Individuals or entities who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

                                        INTREPID MINING NM LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                          "IMNM"
--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 200420705

NOTE: The following certification shall be used by and for a U.S. resident only.
--------------------------------------------------------------------------------
Non-residents must use and provide Form W8-BEN
----------------------------------------------

Customer is a (check one)

[_] Corporation  [_] Municipality  [_] Partnership  [_] Non-profit or Charitable
                                                        Org

[_] Individual   [_] REMIC         [_] Trust        [_] Other _________________

Under the penalties of perjury Intrepid Mining NM LLC certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Individuals or entities who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

                                        HB POTASH LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                         "HBLLC"
--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 200420739

NOTE: The following certification shall be used by and for a U.S. resident only.
--------------------------------------------------------------------------------
Non-residents must use and provide Form W8-BEN
----------------------------------------------

Customer is a (check one)

[_] Corporation  [_] Municipality  [_] Partnership  [_] Non-profit or Charitable
                                                        Org

[_] Individual   [_] REMIC         [_] Trust        [_] Other _________________

Under the penalties of perjury HB Potash LLC certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Individuals or entities who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

                                        JPMORGAN CHASE BANK


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                  "Escrow Agent"

                                   Exhibit B-3

                       Adjustment Amount Escrow Agreement

     This Adjustment Amount Escrow Agreement (as the same may be amended or modified from time to time and including any and all written instructions given to "Escrow Agent" (hereinafter defined) pursuant hereto, this "Escrow Agreement") is made and entered into as of March 1, 2004 by and among Mississippi Potash, Inc., a Mississippi corporation ("MPI"), Eddy Potash, Inc., a Mississippi corporation ("EPI," and together with MPI, the "Sellers"), Intrepid Mining NM LLC, a New Mexico limited liability company "IMNM"), HB Potash LLC, a New Mexico limited liability company ("HBLLC," and together with IMNM, Buyers"), and JPMorgan Chase Bank, a New York State bank with an office in Houston, Harris County, Texas (the "Bank"). Sellers and Buyers are sometimes collectively referred to herein as the "Other Parties".

                              W I T N E S S E T H:

     Whereas, the Other Parties entered into the Asset Purchase Agreement, dated as of November 26, 2003 (the "Agreement"), whereby Sellers agreed to sell, assign, transfer and convey to Buyers certain of their properties, assets and liabilities.

     Whereas, in the Agreement, Buyers agreed to establish with the Bank an interest-bearing joint order escrow account for the Adjustment Amount Escrow (as defined in the Agreement).

     Whereas, Sellers and Buyers have requested Bank to act in the capacity of escrow agent under this Escrow Agreement, and Bank, subject to the terms and conditions hereof, has agreed so to do.

     Now, Therefore, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1. Appointment of Escrow Agent. Each of Sellers and Buyers hereby appoints the Bank as the escrow agent under this Escrow Agreement (the Bank in such capacity, the "Escrow Agent"), and Escrow Agent hereby accepts such appointment.

     2. Deposits. Upon execution of this Escrow Agreement, Buyers will deliver to the Escrow Agent the sum of $300,000 (as said amount may increase or decrease as a result of the investment and reinvestment thereof and as said amount may be reduced by charges thereto and payments and setoffs therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant hereto, the "Deposit") to be held by Escrow Agent in accordance with the terms hereof. Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest and release or distribute the Deposit. It is hereby expressly stipulated and agreed that all interest and other earnings on the Deposit shall become a part of the Deposit for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time and all amounts charged thereto to compensate or reimburse the Escrow Agent from time to time for amounts owing to it hereunder shall from the time of such loss or charge no longer constitute part of the Deposit.

     3. Investment of the Deposit. Escrow Agent shall invest and reinvest the Deposit in the JPMorgan's Cash Escrow Product as detailed on Schedule III hereto, unless otherwise instructed in writing by all of the Other Parties. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which the Other Parties direct the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. The Escrow Agent or any of its affiliates may receive reasonable compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement.

     Receipt, investment and reinvestment of the Deposit shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by either Sellers or Buyers to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, (a) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three "Business Days" (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid and (b) the term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in Houston, Texas.

     4. Disbursement of Deposit. Escrow Agent is hereby authorized to make disbursements of the Deposit only as follows:

     (a) Upon receipt of written instructions signed by both Sellers and Buyers and otherwise in form and substance reasonably satisfactory to Escrow Agent, in accordance with such instructions;

     (b)  As permitted by this Escrow Agreement, to Escrow Agent; and

     (c) Into the registry of the court in accordance with Sections 8 or 15 hereof.

Notwithstanding anything contained herein or elsewhere to the contrary, the Other Parties hereby expressly agree that the Escrow Agent shall be entitled to charge the Deposit for, and pay and set-off from the Deposit, any and all amounts, if any, then owing to the Escrow Agent pursuant to this Escrow Agreement prior to the disbursement of the Deposit in accordance with clauses (a) through (c) of this Section 4.

     5. Tax Matters. Sellers and Buyers shall provide Escrow Agent with their respective taxpayer identification numbers on the signature page hereto. Failure to provide such may prevent or delay disbursements from the Deposit and may also result in the assessment of a penalty and Escrow Agent's being required to withhold tax on any interest or other income earned on the Deposit. All income earned on the Deposit shall be reported as taxable income of Sellers, and Sellers shall pay all taxes due on income accrued thereon. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

     6. Scope of Undertaking. Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Deposit and shall not be required to deliver the Deposit or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Deposit as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Other Parties or any of them. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to
Section 7 hereinbelow, its own willful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

     7. Reliance; Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Deposit pursuant to this Escrow Agreement; provided, however, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor and strikes; (b) the act, failure or neglect of any Other Party or any agent or correspondent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person (other than any person acting on behalf of Escrow Agent) executing this Escrow Agreement or any part hereof or depositing the Deposit.

     8. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Deposit, or should a substitute escrow agent fail to be designated as provided in Section 15 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Deposit until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever in connection with this Escrow Agreement or the Deposit, the Other Parties hereby jointly and severally agree to reimburse Escrow Agent for its reasonable attorneys' fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation prior to any disbursement hereunder.

     9. Indemnification. The Other Parties hereby jointly and severally agree to indemnify and defend the Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all losses, liabilities and expenses, including, but not limited to, reasonable fees and expenses of in house or outside counsel, court costs, costs, damages and claims, costs of investigation, litigation, tax liability (other than for income taxes on fees earned hereunder) and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of (i) the execution, delivery or performance of this Escrow Agreement or (ii) the compliance or attempted compliance by any Indemnified Party with any instruction or direction upon which the Escrow Agent is authorized to rely under this Escrow Agreement, except to the extent that any such loss, liability or expense may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF SELLERS AND BUYERS TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

     10. Compensation and Reimbursement of Expenses. Sellers, on the one hand, and Buyers, on the other hand, hereby agree to pay one-half of the fees of Escrow Agent for its services hereunder in accordance with Escrow Agent's fee schedule as attached as Schedule I hereto as in effect from time to time and to pay one-half of all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, reasonable attorneys' fees, brokerage costs and related expenses incurred by Escrow Agent. The foregoing notwithstanding, the Other Parties shall be jointly and severally liable to Escrow Agent for the payment of all such fees and expenses. In the event the Other Parties for any reason fail to pay any such fees and expenses as and when the same are due, such unpaid fees and expenses shall be charged to and set-off and paid from the Deposit by Escrow Agent upon two (2) Business Days notice to the Other Parties.

     11. Funds Transfer. In the event funds transfer instructions are given by both Sellers and Buyers pursuant to Section 4(a) (other than in writing at the time of execution of this Escrow Agreement), whether in writing or by facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or person designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule II for either Sellers or Buyers, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more the executive officers or managers of such Other Party ("Executive Officers"), which shall include the titles of Vice President, as the Escrow Agent may select. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

     It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by both Sellers and Buyers, to identify (i) the beneficiary,
(ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Deposit for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank, designated.

     12. Notices. Any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefore, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by facsimile, in each case to the address or fax number, as the case may be, set forth below:

          If to Escrow Agent:

          JPMorgan Chase Bank
          600 Travis Street, Suite 1150
          Houston, TX  77002
          Attn: Ruth Chipongian
          ITS/Escrow Section
          Fax No.: (713) 216-6927
          Telephone No.: (713) 216-6337

          If to Sellers:

          Mississippi Potash, Inc.
          Eddy Potash, Inc.
          P.O. Box 388
          Yazoo City, Mississippi 39194

          Attention: Corporate Secretary
          Fax No.: (662) 751-2912
          Telephone No.: (662) 746-4131

          With copies to:

          Vinson & Elkins L.L.P.
          3700 Trammell Crow Center
          2001 Ross Avenue
          Dallas, Texas 75201-2975
          Attention: Alan J. Bogdanow
          Fax No.: (214) 220-7716

          Phelps Dunbar L.L.P.
          111 East Capitol Street, Suite 600
          Jackson, Mississippi 39201-2122
          Attention: James W. O'Mara
          Fax: (601) 360-9777

          If to Buyers:

          Intrepid Mining NM LLC
          HB Potash LLC
          700 17/th/ Street, Suite 1700
          Denver, Colorado 80202
          Attention: Robert P. Jornayvaz III
          Fax No.: (303) 298-7502
          Telephone No.: (303) 296-3006

          With a copy to:

          Holme Roberts & Owen LLP
          1700 Lincoln Street, Suite 4100
          Denver, Colorado 80203
          Attention: Steven B. Richardson
          Fax No.: (303) 866-0300
          Telephone No.:(303) 866-0349

Except to the extent otherwise provided in the second paragraph of Section 3 hereinabove, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

     13. Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

     14. Choice of Laws; Cumulative Rights. This Escrow Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however, (a) its choice of law rules and (b) the portions of the Texas Trust Code Sec. 111.001, et seq. of the Texas Property Code concerning fiduciary duties and liabilities of trustees. All of Escrow Agent's rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The parties hereto agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be Harris County, Texas, and each of the Other Parties hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Harris County, Texas.

     15. Resignation. Escrow Agent may resign hereunder upon ten (10) Business Days prior written notice to the Other Parties. Upon the effective date of such resignation, Escrow Agent shall deliver the Deposit to any substitute escrow agent designated by the Other Parties in writing. If the Other Parties fail to designate a substitute escrow agent within ten (10) Business Days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent's sole responsibility after such 10-Business Day notice period expires shall be to hold the Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

     16. Assignment. This Escrow Agreement may not be assigned by operation of law or otherwise by Sellers without the prior written consent of Buyers and Escrow Agent (such assigns of Sellers to which Escrow Agent and Buyers consent, if any, "Sellers' Assigns") except that Sellers shall have the right to assign any rights they have under this Escrow Agreement after the closing of the transactions contemplated by the Agreement as required by any plan of reorganization filed in the Bankruptcy Cases, as defined in the Agreement (such assigns, the "Bankruptcy Assigns". This Escrow Agreement may not be assigned by operation of law or otherwise by Buyers without the prior written consent of Sellers and Escrow Agent (such assigns of Buyers to which Escrow Agent and Sellers consent, if any, "Buyers' Assigns" and together with Sellers' Assigns and the Bankruptcy Assigns, the "Permitted Assigns").

     17. Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

     18. Termination. This Escrow Agreement shall terminate upon the disbursement, in accordance with Sections 4 or 15 hereof, of the Deposit in full; provided, however, that in the event all fees, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 10 hereof shall survive the termination hereof and, provided further, that the provisions of
Section 8 and Section 9 shall, in any event, survive the termination hereof.

     19. General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof (except for the Agreement among the Other Parties), and neither the Other Parties nor Escrow Agent has relied on any representations or agreements of the other with respect to this Escrow Agreement, except as specifically set forth herein. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of the Other Parties and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

                  [Remainder of page intentionally left blank]

     In Witness Whereof, the parties hereto have executed this Escrow Agreement to be effective as of the date first above written.

                                        MISSISSIPPI POTASH, INC.


                                        By:    John M. Flynt
                                           -------------------------------------
                                        Name:  John M. Flynt
                                             -----------------------------------
                                        Title: General Counsel
                                              ----------------------------------

                                                                           "MPI"
--------------------------------------------------------------------------------
Tax Certification:  Taxpayer ID#: 640830948

NOTE: The following certification shall be used by and for a U.S. resident only.
--------------------------------------------------------------------------------
Non-residents must use and provide Form W8-BEN
----------------------------------------------

Customer is a (check one)

[X] Corporation  [_] Municipality  [_] Partnership  [_] Non-profit or Charitable
                                                        Org

[_] Individual   [_] REMIC         [_] Trust        [_]Other _________________

Under the penalties of perjury, Mississippi Potash, Inc. certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Individuals or entities who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

                                        EDDY POTASH, INC.


                                        By:    John M. Flynt
                                           -------------------------------------
                                        Name:  John M. Flynt
                                             -----------------------------------
                                        Title: General Counsel
                                              ----------------------------------

                                                                           "EPI"
--------------------------------------------------------------------------------
Tax Certification:  Taxpayer ID#: 640877697

NOTE: The following certification shall be used by and for a U.S. resident only.
--------------------------------------------------------------------------------
Non-residents must use and provide Form W8-BEN
----------------------------------------------

Customer is a (check one)

[X] Corporation  [_] Municipality  [_] Partnership  [_] Non-profit or Charitable
                                                        Org

[_] Individual   [_] REMIC         [_] Trust        [_] Other _________________

Under the penalties of perjury, Eddy Potash, Inc. certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Individuals or entities who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

                                        INTREPID MINING NM LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                          "IMNM"
--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 200420705

NOTE: The following certification shall be used by and for a U.S. resident only.
--------------------------------------------------------------------------------
Non-residents must use and provide Form W8-BEN
----------------------------------------------

Customer is a (check one)

[_] Corporation  [_] Municipality  [_] Partnership  [_] Non-profit or Charitable
                                                        Org

[_] Individual   [_] REMIC         [_] Trust        [_] Other _________________

Under the penalties of perjury Intrepid Mining NM LLC certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Individuals or entities who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

                                        HB POTASH LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                         "HBLLC"
--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 200420739

NOTE: The following certification shall be used by and for a U.S. resident only.
--------------------------------------------------------------------------------
Non-residents must use and provide Form W8-BEN
----------------------------------------------

Customer is a (check one)

[_] Corporation  [_] Municipality  [_] Partnership  [_] Non-profit or Charitable
                                                        Org

[_] Individual   [_] REMIC         [_] Trust        [_] Other _________________

Under the penalties of perjury HB Potash LLC certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Individuals or entities who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

                                        JPMORGAN CHASE BANK


                                        By:
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                  "Escrow Agent"

                                    Exhibit C
                                 Example 3.2(a)

                                                                Purchase Price
                                                                    as of
                                                                 September 30,
                                                                     2003
                                                                ---------------
Base Price                                                      $ 20,000,000.00
Total Accounts Receivable ( See Assumption 1)                      5,381,742.00
   x 96%                                                                   x 96%
-------------------------------------------------------------------------------
Receivables Value                                                  5,166,472.32
Product Inventory Value
      Tons of Product Inventory (See Assumption 2)                    21,070.00
      x $80                                                               x $80
      -------------------------------------------------------------------------
      Total                                                        1,685,600.00
      Tons of red fines (See Assumption 2)                             4,200.00
      x $55                                                               x $55
      -------------------------------------------------------------------------
      Total                                                          231,000.00
      Tons of white fines (See Assumption 2)                                 --
      x $78                                                               x $78
      -------------------------------------------------------------------------
      Total                                                                  --
Product Inventory Value                                            1,916,600.00
Less Accounts Payable Value (See Assumption 3)                    (1,768,763.00)
                                                                ---------------
                                                                ---------------
            Purchase Price                                      $ 25,314,309.32
                                                                ===============

Assumptions
-----------
(1)  Accounts Receivable include the following:

     Account #            Account Name                          9/30/03 Balance
     ---------   -------------------------------                ---------------
     A12010      A/R - Trade                                    $  5,771,263.00
     A12020      Allowance for doubtful accounts                    (389,521.00)
                                                                ---------------
                 Total accounts receivable                      $  5,381,742.00
                                                                ===============

(2)  Product Inventory and fines based on actual 9/30 levels as follows:

     Product Inventory Tons
                 West                                                 12,834.00
                 East                                                  8,236.00
                                                                ---------------
                 Total                                                21,070.00
     Red fines (tons)                                                  4,200.00
     White fines (tons)                                                      --

(3)  Accounts Payable includes the following:

     Account #            Account Name                          9/30/03 Balance
     ---------   -------------------------------                ---------------
     A31010      A/P - Trade                                    $    478,619.00
     A31020      A/P - Rec'd Not Paid                                316,621.00
     A31025      A/P - Consigment Parts                              (17,759.00)
     A31050      A/P - Freight                                       175,562.00
     A31210      A/P - Other                                         815,720.00
                                                                ---------------
                 Total accounts payable                         $  1,768,763.00
                                                                ===============

                                    Exhibit C
                                   Example 3.3

                                                        Closing Payment based on
                                                 Projected Preliminary Statement
                                                 -------------------------------

Base Price                                       $                20,000,000.00

Total Accounts Receivable                                          7,197,978.70
 x  96%                                                                    x 96%
-----------------------------                    -------------------------------
Plus Receivables Value                                             6,910,059.55

Tons of Product Inventory                                             48,394.00
 x  $80                                                                   x $80
-----------------------------                    -------------------------------
Plus Product Inventory Value                                       3,871,520.00

Less Accounts Payable Value                                       (3,650,763.00)
                                                 -------------------------------

Closing Purchase Price                           $                27,130,816.55

Less Sellers' Proration Amount                                       (75,000.00)


Plus Buyers' Proration Amount                                         75,000.00


Less Indemnification Holdback                                       (500,000.00)


Less Adjustment Amount Holdback                                     (300,000.00)


Less Earnest Money                                                (1,500,000.00)


Less Cure Amounts                                                   (500,000.00)

Closing Payment                                  $                24,330,816.55


                                    Exhibit C
                                 Example 3.4(d)

                                           Projected               Projected
                                     Preliminary Statement      Final Statement     Adjustment Amount
                                     ---------------------     -----------------   -------------------
Base Price                           $       20,000,000.00     $   20,000,000.00   $                 -
Plus Receivables Value                        6,910,059.55          7,010,059.55            100,000.00
Plus Product Inventory Value                  3,871,520.00          3,971,520.00            100,000.00
Less Accounts Payable Value                  (3,650,763.00)        (3,850,763.00)          (200,000.00)
                                     ---------------------     -----------------   -------------------

       Purchase Price                $       27,130,816.55     $   27,130,816.55   $                 -

                                    EXHIBIT D

                              ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT (the "Assumption Agreement") is made and entered into as of March 1, 2004, by and among Mississippi Potash, Inc., a Debtor-in-Possession and Mississippi corporation ("MPI"), Eddy Potash, Inc., a Debtor-in-Possession, a Mississippi corporation and a direct wholly owned subsidiary of MPI ("EPI" and, together with MPI, the "Sellers"), Intrepid Mining NM LLC, a New Mexico limited liability company ("IMNM"), and HB Potash LLC, a New Mexico limited liability company ("HBLLC," and together with IMNM, the "Buyers").

                              W I T N E S S E T H:
                              - - - - - - - - - --

     WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of November 26, 2003, by and among the Sellers and the Buyers, as amended by the First Amendment to Purchase Agreement dated as of March 1, 2004, among the Sellers and the Buyers, and the letter agreement dated February 3, 2004 among the Sellers and the Buyers regarding certain purchase orders (collectively, the "Agreement"), (i) MPI has sold and assigned to IMNM the MPI Transferred Assets, and (ii) EPI has sold and assigned to HBLLC the EPI Transferred Assets (terms used but not defined herein have the meaning set forth in the Agreement); and

     WHEREAS, pursuant to the Agreement, (i) IMNM has agreed to assume, pay, perform or discharge in accordance with their terms the IMNM Assumed Liabilities, and (ii) HBLLC has agreed to assume, pay, perform or discharge in accordance with their terms the HBLLC Assumed Liabilities.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Buyers hereby covenant and agree with the Sellers as follows:

     1. Effective as of the date hereof, (a) IMNM hereby agrees to assume, pay, perform or discharge in accordance with their terms the IMNM Assumed Liabilities, and (b) HBLLC hereby agrees to assume, pay, perform or discharge in accordance with their terms the HBLLC Assumed Liabilities.

     2. This Assumption Agreement shall be subject to the terms and conditions set forth in the Agreement, and nothing contained in this Assumption Agreement shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Agreement.

     3. This Assumption Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and to their respective successors and permitted assigns.

     4. This Assumption Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, including all matters of construction, validity and performance.

     IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed as of the day and year first above written.

                                        MISSISSIPPI POTASH, INC.
                                        Debtor-in-Possession


                                        By:  John M. Flynt
                                             -----------------------------------
                                             John M. Flynt
                                             General Counsel

                                        EDDY POTASH, INC.
                                        Debtor-in-Possession


                                        By:  John M. Flynt
                                             -----------------------------------
                                             John M. Flynt
                                             General Counsel

                                        INTREPID MINING NM LLC


                                        By:  Robert P. Jornayvaz III
                                             -----------------------------------
                                             Robert P. Jornayvaz III
                                             Manager

                                        HB POTASH LLC


                                        By:  Robert P. Jornayvaz III
                                             -----------------------------------
                                             Robert P. Jornayvaz III
                                             Manager

                                        2